UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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BENCHMARK ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BENCHMARK ELECTRONICS, INC.

3000 Technology Drive

Angleton, Texas 77515

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 7, 2014

Shareholders of Benchmark Electronics, Inc.:

The 2014 Annual Meeting of Shareholders of Benchmark Electronics, Inc. (the Company) will be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas, on Wednesday, May 7, 2014, beginning at 9:00 a.m. (local time), for the following purposes:

1.     to elect eight directors to serve on the Board of Directors until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified;

2.       to approve the First Amendment to the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan;

3.       to provide an advisory vote on the compensation of the Company’s Named Executive Officers;

4.       to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014; and

5.       to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 13, 2014 are entitled to notice of and to vote at the meeting and any adjournment thereof. You are cordially invited to attend the meeting.

By order of the Board of Directors,

/s/ Kenneth S. Barrow

Kenneth S. Barrow
General Counsel and Secretary

Angleton, Texas

March 28, 2014

YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the meeting, you are urged to act promptly to vote your shares. You may vote in person or by using a proxy as follows:

•         By internet: Go to www.proxyvote.com. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

•         By telephone: Call 1-800-690-6903 on a touch tone phone. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

•         By mail: Please request written materials as provided in the Notice of Availability of Proxy Materials. Complete, sign, and date the proxy card and return it to the address indicated on the proxy card.

The proxy is revocable at any time before it is voted at the meeting.

BENCHMARK ELECTRONICS, INC.

3000 Technology Drive

Angleton, Texas  77515

(979) 849-6550

March 28, 2014

________________________

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 7, 2014

________________________

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of Benchmark Electronics, Inc. (the Company) for use at the 2014 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 7, 2014 beginning at 9:00 a.m. (local time), and any adjournment thereof (the Meeting) for the purposes set forth in this Proxy Statement and the accompanying Notice. It is anticipated that this Proxy Statement, the Notice and the enclosed form of proxy will be sent to shareholders on or about March 28, 2014.

Proxies

Proxies in the enclosed form that are properly executed and received by the Company before or at the Meeting and which are not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR  the election of all nominees for director named herein to serve on the Board until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified, FOR  the approval of the First Amendment to the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan, FOR the resolution approving the named executive officer compensation for 2013 as disclosed in this proxy statement, and FOR  the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. The proxy also confers on the persons named therein discretionary authority to vote with respect to any matters presented at the Meeting for which advance notice was not received by the Company prior to January 28, 2014. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

Voting Securities

Shareholders of record at the close of business on March 13, 2014 are entitled to notice of and to vote at the Meeting. As of March 13, 2014, there were 53,995,091 common shares, $0.10 par value per share (Common Shares), issued, outstanding and entitled to vote at the Meeting. Each Common Share is entitled to one vote on all matters that may properly come before the Meeting.

Quorum and Other Matters

                The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum. Common Shares represented by a properly completed, signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Common Shares held by nominees which are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner’s discretion has been withheld (a non‑vote) for voting on some or all other matters.

All matters specified in the notice of the Meeting require the approval of the affirmative vote of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention, a broker non-vote or a withholding of authority to vote with respect to the election of directors or the ratification of the appointment of the Company’s independent registered public accountants will have the effect of a vote against the proposal.

An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

The Board is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

The following table sets forth certain information with respect to each nominee for election as a director of the Company. Each nominee was proposed for reelection by the Nominating/Governance Committee for consideration by the Board and proposal to the Shareholders. The information as to age, principal occupation, and directorships has been furnished by each such nominee.

Name	Age	Principal Occupation	Director Since
Peter G. Dorflinger	62	Chairman of the Board of the Company, General Partner of	1990
		MAD Capital Partners
Michael R. Dawson	60	Retired Senior Vice President and Chief Financial Officer of	2006
		GlobalSantaFe Corporation
Gayla J. Delly	54	President and Chief Executive Officer of the Company	2011
Douglas G. Duncan	63	Retired President and Chief Executive Officer of FedEx	2006
		Freight Corporation
Kenneth T. Lamneck	59	President and Chief Executive Officer of Insight Enterprises, Inc.	2013
David W. Scheible	57	President and Chief Executive Officer of Graphic	2011
		Packaging Holding Company
Bernee D.L. Strom	66	Chairman and Chief Executive Officer of WebTuner Corp.	2004
Clay C. Williams	51	President and Chief Executive Officer of National Oilwell	2008
		Varco, Inc.

Mr. Dorflinger has been a director of the Company since 1990 and Chairman of the Board since January 1, 2013. He is a member of the Audit and Nominating/Governance Committees. Mr. Dorflinger served as chair of the Nominating/Governance Committee from May 2006 to May 2010 and as chair of the Compensation Committee from December 2003 to May 2006. Mr. Dorflinger is a general partner of MAD Capital Partners focusing on private investments in oil and gas exploration, commercial property development, and early stage medical product companies. Mr. Dorflinger is the former President of GlasTech, Inc., a dental products manufacturer, a position he held from November 1998 through May 2002. From January 1998 through October 1998, he served as President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians’ practice management company. From January 1997 through January 1998, he served as Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From March 1987 through October 1996, he served as Vice President, General Counsel and Secretary of Intermedics. From June 1990 through October 1996, he also served as Group Vice President and General Counsel of SULZERmedica, a division of Sulzer Limited of Switzerland, composed of eight operating medical companies, including Intermedics. Mr. Dorflinger received a J.D. degree from the University of Houston and is also a director of several privately held companies. Mr. Dorflinger brings the experience of many years of service as a director of the Company and his intimate understanding of the Company and its business. Mr. Dorflinger qualifies as an “independent director” under the rules of the New York Stock Exchange (the NYSE) and Item 407(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the Exchange Act).

Mr. Dawson has been a director of the Company since 2006 and has served as chair of the Audit Committee since May 2007 and is a member of the Compensation Committee. Mr. Dawson was Senior Vice President, Chief Financial Officer and director of Northern Offshore, Ltd., an offshore oil and gas drilling contractor from January 2008 to April 2010. Mr. Dawson served as Senior Vice President and Chief Financial Officer of GlobalSantaFe Corporation from June 2005 to November 2007. Previously, he served GlobalSantaFe as Vice President and Controller from 2003 to 2005 and as Vice President and Treasurer from 2001 to 2003. Prior to November 2001, Mr. Dawson served as Vice President, Investor Relations and Corporate Communications for Global Marine Inc. A former Certified Public Accountant, Mr. Dawson joined Global Marine in 1999 after 16 years with Union Texas Petroleum Holdings, where he served as Director of Acquisitions and Portfolio Management,

Director of Investor Relations and in numerous financial management positions in the Controller’s organization. Mr. Dawson began his career at Shell Oil Company in 1975. Mr. Dawson holds a B.B.A. degree from the University of Iowa. In recommending Mr. Dawson as a nominee for election as a director of the Company, the Nominating/Governance Committee considered Mr. Dawson’s experience as a Chief Financial Officer and related positions with various companies, all of which will add to his service on the Company’s Audit Committee. Mr. Dawson qualifies as an “independent director” under the rules of the NYSE and as defined in Item 407(a) of Regulation S-K promulgated under the Exchange Act and as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the SEC).

Ms. Delly has been a director of the Company since 2011 and has served as President and Chief Executive Officer since January 1, 2012. She has been with the Company since 1996 and served as President from December 2006 to December 2011 and Chief Financial Officer from May 2001 to December 2006. She has also served as Executive Vice President of the Company from September 2004 to December 2006, as Vice President Finance of the Company from November 2000 to September 2004, as Treasurer from January 1996 to December 2006 and as Controller of the Company from January 1996 to January 2002. Ms. Delly holds a B.S. degree in accounting from Samford University and is a Certified Public Accountant. Ms. Delly also serves as a director of Flowserve Corporation. Ms. Delly brings to the Board her long-term experience with the Company’s business and industry.

Mr. Duncan has been a director of the Company since 2006 and is a member of the Audit and Nominating/Governance Committees. He served as chair of the Nominating/Governance Committee from May 2010 to May 2013. Mr. Duncan is the retired President and Chief Executive Officer of FedEx Freight Corporation, a provider of regional and interregional less-than-truckload freight services. He was founding CEO of this stand-alone corporation for FedEx and served in that capacity from 2001 until 2010. Mr. Duncan graduated from Christopher Newport University. In recommending Mr. Duncan as a nominee for election as a director of the Company, the Nominating/Governance Committee considered not only Mr. Duncan’s experience as a Chief Executive Officer, but also his skills and leadership with logistics. Mr. Duncan qualifies as an “independent director” under the rules of the NYSE and Item 407(a) of Regulation S-K promulgated under the Exchange Act. Mr. Duncan also serves on the board of directors of J.B. Hunt Transport Services, Inc. and Brambles LTD.

Mr. Lamneck has been a director of the Company since June 2013 and is a member of the Audit Committee. He serves as President and Chief Executive Officer of Insight Enterprises, Inc., a global provider of information technology hardware, software and service solutions to businesses and public sector clients in over 190 countries. He also serves as a director of Insight. Prior to joining Insight, from 2004 through 2009, Mr. Lamneck served as President, the Americas, at Tech Data Corporation, a wholesale distributor of technology products, where he led operations in the United States, Canada and Latin America. From 1996 to 2003, he held various executive management positions at Arrow Electronics, including President of Arrow/Richey Electronics and President of Arrow’s Industrial Computer Products business. Mr. Lamneck received a Masters of Business Administration from the University of Texas at El Paso and a Bachelors of Science from the United States Military Academy at West Point. Mr. Lamneck brings his experience as a Chief Executive Officer of a global technology provider to the Board. Mr. Lamneck qualifies as an “independent director” under the rules of the NYSE and Item 407(a) of Regulation S-K promulgated under the Exchange Act.

Mr. Scheible has been a director of the Company since 2011 and has served as chair of the Compensation Committee since May 2013 and is a member of the Audit Committee. He serves as Chief Executive Officer, President and Director of Graphic Packaging Holding Company, a global manufacturer of custom packaging, paperboard, laminations and coatings, systems and machinery and contract packaging services to multinational companies. He also served as the Chief Operating Officer of Graphic Packaging from 1999 to 2006 after joining Graphic Packaging in 1998 as President of the Flexible Packaging Division. Prior to joining Graphic Packaging, Mr. Scheible had been an executive with Avery Dennison Corporation (1986 to 1998) a global manufacturer of self-adhesive products, office products and specialized label systems. Mr. Scheible began his career at B.F. Goodrich Corporation in 1980, and has held various positions in the manufacturing industry for more than 30 years. Mr. Scheible received a Masters of Business Administration in Finance and a Bachelor of Science in Biochemistry from Purdue University. Mr. Scheible brings his experience as a Chief Executive Officer of a global manufacturing entity to the Board. Mr. Scheible qualifies as an “independent director” under the rules of the NYSE and Item 407(a) of Regulation S-K promulgated under the Exchange Act.

Ms. Strom has been a director of the Company since 2004 and is a member of the Compensation and Nominating/Governance Committees. Ms. Strom served as Presiding Director from May 2010 until December 2012. She served as chair of the Audit Committee from May 2006 to May 2007 and served as chair of the

Nominating/Governance Committee from May 2004 to May 2006. Ms. Strom is Chairman and CEO of WebTuner Corp., a developer of software infrastructure for next generation television systems. She remains a Founding Partner of Revitalization Partners LLC, an international specialty management services firm that provides hands-on interim executive management and advisory services to client companies. Ms. Strom also serves as a director of Ensequence, Inc., a software company that has developed a cross platform technology for interactive video across cable, satellite, broadband and mobile devices. She also has served as President and Chief Executive Officer of The Strom Group, an investment and business advisory firm, since 1990. From July 2000 to February 2001 she was Chairman and Chief Executive Officer of iCopyright.com, a provider of Internet content services. From January to June 2000 she was President of InfoSpace.com Ventures, LLC, the venture capital arm of InfoSpace.com, Inc., a global provider of information and commerce infrastructure services for wireless devices and web sites. From 1998 to 1999 she was President and Chief Operating Officer of InfoSpace.com, Inc. From 1997 to 1998, she was CEO of Walker Digital and its first spin-out, priceline.com. From 1995 to 1997 she was President and Chief Executive Officer of USA Digital Radio Partners, LP, a communication and technology company. Ms. Strom received her B.S. in mathematics and history, her M.A. and her Ph.D. (ABD) in mathematics and mathematics education from New York University and her M.B.A. from the Anderson School at the University of California, Los Angeles. She was recently named one of Anderson’s ‘100 Most Impactful’ alumni. Ms. Strom brings the experience gained through her service on boards or as an officer of several companies and qualifies as an “independent director” under the rules of the NYSE and Item 407(a) of Regulation S-K promulgated under the Exchange Act.

Mr. Williams has been a director of the Company since 2008 and is a member of the Compensation and Nominating/Governance Committees. He served as chair of the Compensation Committee from May 2010 to May 2013. Mr. Williams has served as Director, President and Chief Executive Officer of National Oilwell Varco, Inc., a global service provider and manufacturer of equipment for oil and gas producers, since February 2014. From December 2012 until February 2014, he served as President and Chief Operating Officer of National Oilwell Varco. Prior to December 2012, he served as Executive Vice President and Chief Financial Officer for National Oilwell Varco, Inc., and also served as the Chief Financial Officer of Varco International, Inc. prior to Varco’s merger with National-Oilwell. Mr. Williams began his career at Shell Oil Company in 1985, and has held various positions in the energy industry for more than 20 years. Mr. Williams received a B.S. degree in Civil/Geological Engineering from Princeton University and an M.B.A. from the University of Texas at Austin. In recommending Mr. Williams as a nominee for election as a director of the Company, the Nominating/Governance Committee considered Mr. Williams’ current and past experience as a Chief Financial Officer. Mr. Williams qualifies as an “independent director” under the rules of the NYSE and as defined in Item 407(a) of Regulation S-K promulgated under the Exchange Act and as an “audit committee financial expert” under the rules of the SEC.

The officers of the Company are elected by, and serve at the discretion of, the Board.

Election Procedures; Term

                The directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares present in person or represented by proxy at the Meeting. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all Common Shares represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all Common Shares represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board, however, has no reason to believe that any nominee will be unavailable to serve as a director.

                Any vacancy on the Board occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board, provided that the remaining directors may not fill more than two such director vacancies during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his or her predecessor in office.

                All directors will be elected to serve until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR  THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Executive Officers

The executive officers of the Company are Gayla J. Delly, Donald F. Adam and Kenneth S. Barrow. See “Election of Directors — Nominees for Election” for certain information with respect to the age, positions and length of service with the Company, and business experience of Ms. Delly.

Mr. Adam, 50, has been Chief Financial Officer of the Company since December 2006. He has served as Vice President and Corporate Controller from July 2005 to December 2006 and as Corporate Controller from January 2002 to July 2005. From February 1998 to January 2002, Mr. Adam served as Chief Financial Officer of Specialty Piping Components, Inc. Mr. Adam holds a B.B.A. degree in accounting from The University of Texas and is a Certified Public Accountant.

Mr. Barrow, 54, is General Counsel & Secretary of the Company, a position he has held since March 2006. He joined the Company from Tympany, Inc., a medical equipment and diagnostics start-up company, where he had served as Chief Legal Officer & Corporate Secretary since 2003. From 1996 to 2003, he was employed in positions of increasing responsibility at Centerpulse USA, Inc. (formerly Sulzer Medica), at the time a diverse global medical device company, where he eventually served as Vice President Intellectual Property. Prior to Centerpulse, he spent 4 years as an attorney with Fish & Richardson where he focused on intellectual property litigation and strategy. Mr. Barrow also served as a judicial clerk at the U.S. Court of Appeals for the Federal Circuit from 1990 to 1992. He holds a J.D. degree and a B.S. degree in Chemical Engineering from Brigham Young University.

Corporate Governance

The Company has been built on a culture where integrity is the first and most important value, and this value has long been a part of the Company’s corporate identity. The Company’s practices reflect corporate governance initiatives that are compliant with existing standards of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•         A majority of our Board members are independent of the Company and its management as defined by the NYSE and the SEC;

•         The independent members of the Board meet regularly without the presence of management;

•         The Audit Committee, the Compensation Committee and the Nominating/Governance Committee each operate under charters that clearly establish their respective roles and responsibilities;

•         All members of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee meet the tests for independence established by the NYSE;

•         The Chairman of the Audit Committee is an “audit committee financial expert”, as defined by the SEC;

•         The Audit Committee meets with management and the auditors to receive information concerning the design and operation of internal controls;

•         KPMG LLP, our independent registered public accounting firm, reports directly to the Audit Committee;

•         The Company’s internal audit group reports periodically throughout the year directly to the Audit Committee;

•         The Company has, consistent with the requirements of the Sarbanes-Oxley Act of 2002, adopted a policy prohibiting personal loans or extensions of credit to any executive officer or director;

•         The Company has a code of conduct that applies to all employees, officers and directors and a reporting policy to allow for confidential and anonymous reporting to the Audit Committee; and

•         The Board operates under a set of corporate governance guidelines.

The Board will continue to enhance the Company’s governance practices as new ideas and best practices emerge. You can access our current committee charters for our Audit Committee, Compensation Committee and Nominating/Governance Committee, as well as our Code of Conduct applicable to all of the Company’s employees, officers and directors, and our Corporate Governance Guidelines, on our website at www.bench.com under “Investor Relations—Corporate Governance,” or you may obtain print copies of these materials by writing to the Corporate Secretary at Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515, phone 979-849-6550.

Shareholders and other interested parties may send communications to the Board, the non-employee directors as a group or individual directors, in each case in care of Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

Operation of Board of Directors and Its Committees

The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

The directors are elected annually by the shareholders and hold office until their successors are duly elected and qualified. The Amended and Restated Bylaws of the Company provide for a Board of Directors consisting of not less than five, nor more than nine, members, as set from time to time by resolution of the Board of Directors. The Board presently consists of eight members. If all of the nominees for election as director are elected at the Meeting, there will be eight directors.

The NYSE rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company and its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In evaluating each director’s independence, the Board considers the NYSE rules as well as all facts and circumstances deemed relevant. Accordingly, as of the date of this Proxy Statement, the Board has determined that the following nominees are “independent”: Michael R. Dawson, Peter G. Dorflinger, Douglas G. Duncan, Kenneth T. Lamneck, David W. Scheible, Bernee D.L. Strom and Clay C. Williams. The Board has determined that each independent director or nominee had no material relationship with the Company other than as a director, shareholder or management, and that none of the express disqualifications contained in the NYSE rules apply to any of them. In making this determination, the Board considered any transactions, relationships and arrangements as required by the NYSE listing requirements.

Our Board oversees an enterprise-wide approach to risk management. The Board not only aims to understand the risks facing the Company and the steps management is taking to address them, but also actively decides on the levels of risks appropriate for the Company when designing and implementing its business strategy.  In achieving this objective, the full Board participates in an annual enterprise risk management assessment. In this process, risk is assessed throughout the business, focusing on six primary areas of risk: financial risk, legal/compliance risk, operational/transaction risk, customer services/reputation risk, information technology risk and inherent (other) risks. In addition to discussion of risk with the full Board at least once a year, the independent directors discuss risk management during non-management executive sessions led by the Presiding Director or the independent Chairman of the Board.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board have also been entrusted with responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial reporting risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditor, and quarterly reports on identified risk areas. In setting compensation, the Compensation Committee also strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

The Board held five meetings during 2013. Each of the directors attended at least 75% of such meetings during the period in which he or she was director. In 2013, Ms. Delly was also an employee of the Company. She does not participate in any meeting at which her compensation is evaluated. All members of all committees are independent directors. In addition to committee meetings, the non-employee directors regularly meet outside the presence of Ms. Delly. These executive sessions are currently held either before, after or otherwise in conjunction with the Board’s regularly scheduled meetings. Additional executive sessions can be scheduled at the request of the non-employee directors.

The Board has an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter at least annually. Each member of each committee meets the independence requirements of the NYSE.

The Audit Committee, consisting of Messrs. Dawson, Dorflinger, Duncan, Lamneck and Scheible, met twelve times during 2013 and each member attended at least 75% of the meetings during the period in which he was a member of such committee. Mr. Dawson qualifies as an “audit committee financial expert” under the rules of the SEC. For a description of Mr. Dawson’s qualifications see “Election of Directors–Nominees for Election”. An “audit committee financial expert” is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The Board, in its business judgment, has determined that Audit Committee members are “independent,” as required by applicable listing standards of the NYSE governing the qualifications of the members of audit committees, including the requirements of the Exchange Act. The function of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company’s outside auditors and (v) the performance of the Company’s internal audit function and the outside auditors; and to prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the “Report of the Audit Committee.”

The Compensation Committee, consisting of Messrs. Dawson, Scheible and Williams and Ms. Strom, met four times during 2013 and each member attended at least 75% of the meetings during the period in which he or she was a member of such committee. The functions of the Compensation Committee are to (i) oversee the administration of the compensation plans, in particular the incentive compensation and equity-based plans, of the Company (and, to the extent appropriate, the subsidiaries of the Company), (ii) discharge the Board’s responsibilities relating to the compensation of the Company’s executives, (iii) review and make recommendations on director compensation and (iv) prepare the annual report on executive compensation required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the “Report of the Compensation Committee.”

The Nominating/Governance Committee, consisting of Messrs. Dorflinger, Duncan, Williams and Ms. Strom, met four times during 2013 and each member attended at least 75% of the meetings during the period in which he or she was a member of such committee. The functions of the Nominating/Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company and (iv) oversee corporate governance matters and coordinate an annual evaluation of the Board.

To be considered by the Nominating/Governance Committee, a director nominee should have experience as a board member or senior executive of a public company or nationally recognized private company. In addition to these minimum requirements, the Nominating/Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological or other expertise. In addition, although there is no specific policy on considering diversity, the Board and the Nominating/ Governance Committee, believe that the Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, ethnicity, viewpoint, education, skills and professional experience. The Nominating/Governance Committee typically utilizes a search firm to identify and screen the candidates, do reference checks, prepare a biography for each candidate for the Nominating/Governance Committee to review and coordinate interviews. The Nominating/Governance Committee, the Chairman of the Board and executive officers interview candidates that meet the criteria, and the Nominating/Governance Committee selects nominees who best suit the Board’s needs. The Nominating/Governance Committee will consider for nomination to the Board candidates suggested by the shareholders, provided that such recommendations are submitted and received by us at our principal executive offices at 3000 Technology Drive, Angleton, Texas 77515, with an appropriate biographical summary, in accordance with the requirements described below under “Date of Submission of Shareholder Proposals.”

The Board does not have a formal written policy requiring members to attend the Shareholders’ Meeting, although all members have traditionally attended. We anticipate that all of our directors will attend our 2014 Annual Meeting of Shareholders.

Certain Transactions

The Board reviews Related Person Transactions (as defined below) in which the Company is or will be a participant to determine if they are in the best interests of our shareholders and the Company. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a Related Person (as defined below) had or will have a direct or indirect material interest and that exceed $120,000 (Related Person Transactions) are subject to the Board’s review. “Related Persons” are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are children, stepchildren, spouses, parents, siblings, stepparents, mothers-in-law, fathers-in-law, brothers-in-law, sisters-in-law, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who shares in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

The Board does not have a written policy regarding Related Person Transactions. The Board does not believe a written policy is necessary because the Board has not, and does not expect to, approve the Company’s engagement in any Related Person Transactions other than in rare circumstances. Each Related Person Transaction is considered on a stand-alone basis based on facts and circumstances at the time.

After its review, the Board decides whether to approve or ratify a Related Person Transaction that is in, or is not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are independent directors and no member of the Committee has ever served as an employee of the Company. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

Our executive compensation program is designed to:

•         Attract, retain and reward high-caliber management talent;

•         Incentivize the achievement of both the Company’s short-term and long-term operating objectives and performance;

•         Be transparent, fair, objective and, to the extent practical, formulaic;

•         Encourage the taking of prudent business risks for appropriate potential long-term benefits, while avoiding excessive, unnecessary or unwise risk; and;

•         Encourage smart investment and prudent deployment of capital.

At-risk, incentive compensation commits our senior executives to delivering challenging results over both the short- and long-term by rewarding the achievement of those results and aligning their interests with the financial interests of our shareholders.

In order to more closely align the financial interests of our executive officers with that of our shareholders, we have (i) a share ownership guideline requiring our executive officers to acquire a long-term ownership stake in the Company (See “Share Ownership Guidelines”), (ii) a practice of making on a single day all board-level compensation decisions (including adjustments to base salaries, annual incentive compensation opportunities, and long-term equity-based incentive compensation) to reinforce performance feedback to the executive (See “Timing of Compensation Decisions”) and (iii) a performance-based restricted stock units (PSUs) compensation component in our compensation program, to more closely tie pay to performance. The vesting of PSUs depends upon the Company’s achievement of absolute financial goals as set by the Board as derived from the Company’s overall financial objectives, which goals include annual revenue growth rate, operating income margin, and return on invested capital, over a four year period (See “Long-Term Equity-Based Incentive Compensation”).

The primary components of our executive compensation program, described in more detail within the report, are:

•         Base Salary, which pays a set level of monthly cash income to the executive, generally within the median range of the Peer Group (identified below).

•         Annual Incentive Award, which pays a variable cash award to reward good near-term operational performance in sales, earnings and cash flow and which is based solely upon financial performance by the Company measured against revenue, earnings, and inventory turn targets set by the Board at the beginning of each year.

•         Restricted Shares or Restricted Stock Units (RSUs), which are awarded to retain management and permit each executive to steadily build an ownership stake in the Company to encourage long-term shareholder value creation.

•         Performance-Based Restricted Stock Units (PSUs), which reward performance and accelerate the executive’s ownership stake, subject to the achievement of specific long-term financial objectives over a four year period.

•         Stock Options, which directly align the interests of executives with the financial interest of our shareholders by increasing in value to the executive with the increase in value of shares of the Company, generally over a four year vesting period and as long as the executive holds the options.

Three of the components—Annual Incentive Awards, Performance-Based Restricted Stock Units, and Stock Options—are “at-risk” in that they are of value only when either the Company’s financial objectives are achieved or the value of the Company’s shares rise. The Company believes that the design of these “at risk” components closely aligns the executive’s pay with performance beneficial to the Company and its shareholders.

Role of Compensation Committee

Our Compensation Committee, which is comprised solely of independent directors, is responsible for reviewing and approving all salary and annual incentive compensation paid to officers of the Company, including our Chief Executive Officer and other Named Executive Officers. With respect to long-term equity-based incentive compensation paid to our Named Executive Officers (including our Chief Executive Officer), as well as to all other employees, the Compensation Committee makes a recommendation to the Board, which then approves the compensation.

Our Compensation Committee directly engaged Pearl Meyer & Partners to serve as the Compensation Committee’s independent compensation consultant (the consultant) and perform an executive compensation review. The consultant did not provide any services on behalf of management and did not have any potential business conflicts with its role as an independent advisor.

Role of Management

Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its responsibilities to others in setting compensation for the executive officers. The Chief Executive Officer annually reviews the performance of the other executive officers, and conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual equity awards, are presented to the Compensation Committee. Our Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the officers of the Company (which includes the executive officers). The Compensation Committee does not take into account any recommendations from the Chief Executive Officer with respect to her own compensation.

Evaluation of “Say on Pay” Advisory Vote

At the 2013 Annual Meeting of Shareholders, our shareholders voted 91% in favor of the compensation of our Named Executive Officers as described in our 2013 proxy statement. With the goal of continuing to meet the approval of shareholders and remaining responsive to their concerns, we engaged our institutional investors prior to and following the 2013 Annual Meeting of Shareholders. No significant issues with our executive compensation program were raised during discussions with our shareholders. The Compensation Committee reviewed the foregoing and determined that it indicated confirmation and overwhelming support by our shareholders of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives in 2013.

Competitive Market Review

In setting executive officer compensation, our Compensation Committee considers all factors it deems relevant. The Compensation Committee also considers data and recommendations presented by the consultant and management based on market pay survey data that provides information on the level of the total target compensation (which is comprised of salary, annual incentive compensation and long-term incentive awards) paid to similarly positioned executives at companies in the Peer Group, identified below. The Company’s target compensation opportunity is generally set with the median range of the Peer Group and market pay survey data. Our compensation program is designed to deliver above median compensation for above median performance and below median compensation for below median performance. To determine the amount of compensation to be paid to each of these executives, the Compensation Committee performed a subjective evaluation of each executive’s performance and responsibilities; market pay survey data; relativity in pay among the Company’s executive officers; comparability of each executive’s role to other named executive officers cited within proxies from the Peer Group; general compensation trends; the Company’s financial position; specific challenges faced by the executive; and, for each executive other than the Chief Executive Officer, the recommendation of the Chief Executive Officer (without assigning specific weight to each factor). In setting executive compensation, our Compensation Committee has not established a set formula or other quantitative policy for allocating between long-term and immediately payable compensation, cash and non-cash compensation, establishing the amount of equity awards or allocating equity awards between stock options, restricted shares and performance based restricted share units, but rather considers compensation in totality for each individual.

The Peer Group was selected in November 2012 by the Compensation Committee based on a recommendation by the consultant from publicly traded companies that are major competitors in the marketplace for talent for the applicable positions. The companies in the Peer Group include entities with revenues of between $0.8 billion and $6.8 billion, manufacturers and companies in the electrical components, systems software, semiconductor components and electronics manufacturing services industries. The Peer Group consists of the following companies:

•	Amphenol Corporation	•	Multi-Fineline Electronix, Inc.
•	AVX Corporation	•	Plexus Corp
•	BMC Software, Inc.	•	Sanmina Corporation
•	Celestica Inc.	•	Teradyne, Inc.
•	KLA-Tencor Corporation	•	TTM Technologies, Inc.
•	Lam Research Corporation	•	Vishay Intertechnology, Inc.
•	Molex Incorporated

Timing of Compensation Decisions

In order to reinforce performance feedback through compensation, our Compensation Committee makes executive compensation decisions in the first quarter of each year. The Compensation Committee reviews and approves stock-based awards to all eligible employees, including executive officers, once a year, on the date of the Compensation Committee’s regularly scheduled first quarter meeting and, in the case of stock options, to grant such stock options at an exercise price equal to the closing price of the Company’s Common Shares as reported by the NYSE on that date. The Company believes that the practice of granting stock-based awards in the first quarter of each year is reasonable when followed on a consistent basis each year and reduces the risk of inadvertently timing the grant of such awards with the release of material nonpublic information.

2013 Compensation

Base Salary Compensation

Our Compensation Committee reviews base salaries for executive officers annually. In making salary determinations, the Compensation Committee considers the terms of any employment contract with the executive, the recommendations of the Chief Executive Officer (as to executive officers), salary norms for persons in comparable positions in the Peer Group, the executive’s experience and scope of responsibility, and the Compensation Committee’s assessment of the executive’s individual past and potential future contribution to the Company’s results (without assigning a specific weight to each factor). During its review of base salaries for executives, the Compensation Committee primarily considers market data provided by the consultant, the results of a review of the executive’s compensation relative to the Company’s other executive officers, the executive’s individual performance and the committee members’ own business experience and views on appropriate compensation levels.

Annual Cash-Based Incentive Compensation

The purpose of the annual incentive compensation plan is to align the interests of executive officers with our shareholders by motivating executive officers to achieve superior financial and operational performance that increases shareholder value. Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary earned during the fiscal year. The 2013 incentive compensation plan for our Named Executive Officers was adopted by the Compensation Committee in the first quarter of 2013. Our practice is to award cash incentive bonuses based upon the attainment of corporate performance goals. The following table sets forth the 2013 threshold, target, incremental and maximum performance goals with respect to fiscal year financial results of the Company for each of the executive officers:

	Corporate Performance Goals
Objective Level	Earnings Per Share Before Special Items(1)	Inventory Turns(2)	Revenue
Threshold	$ 1.20	6.00	$2.400 billion
Target	$ 1.30	6.25	$2.462 billion
Incremental	$ 1.40	6.50	$2.537 billion
Maximum	$ 1.50	7.00	$2.612 billion
Actual	$ 1.26	6.85	$2.506 billion

(1)        Earnings per share before special items excludes restructuring charges and integration and acquisition-related costs, Thailand flood related items, asset impairment charge and other, and a discrete US tax benefit.

(2)        Inventory turns is calculated as sales divided by average inventory for each of the four quarters ended December 31, 2013.

The following table sets forth the potential 2013 threshold, target, incremental and maximum cash incentive payment levels, as a percentage of salary, for each of the executives based on the Company’s achievement of each of the three performance goals above:

	Potential 2013 Incentive Payments as a Percentage of Salary Related
	to Achievement of Each of Three Corporate Performance Goals
Named Executive	Threshold	Target	Incremental	Maximum
Gayla J. Delly	16.70%	33.30%	50.00%	66.70%
Donald F. Adam	8.30%	25.00%	33.30%	41.70%
Kenneth S. Barrow	8.30%	25.00%	33.30%	41.70%

The total incentive bonus award is determined according to the level of achievement of the corporate performance goals. The maximum incentive bonus for these executive officers was 200.1% for Ms. Delly and 125% for Messrs. Adam and Barrow.

At its first quarter 2014 meeting, our Compensation Committee determined the extent to which the 2013 performance goals were achieved, and approved the amount of the award to be paid to each executive officer. The Compensation Committee determined that the executives had achieved threshold performance in earnings per share before special items, target performance in revenue and incremental performance in inventory turns. For each of the executives, we have set forth in the table below the amount of annual cash-based incentive compensation earned and the corresponding percentage of their 2013 salary that the amount represented.

	Amount of
	Cash Incentive	% of
Named Executive	Earned	Salary
Gayla J. Delly	$773,654	100.00%(1)
Donald F. Adam	$254,297	66.60%(2)
Kenneth S. Barrow	$231,691	66.60%(2)

(1)        Ms. Delly’s total cash incentive compensation of 100.00% consisted of the following percentages for each performance goal: 16.7% for earnings per share before special items, 50.0% for inventory turns and 33.3% for revenue.

(2)        Mr. Adam’s and Mr. Barrow’s total cash incentive compensation of 66.6% consisted of the following percentages for each performance goal: 8.3% for earnings per share before special items, 33.3% for inventory turns and 25.0% for revenue.

Long-Term Equity-Based Incentive Compensation

Our Compensation Committee believes that equity-based incentive compensation is critical in motivating the long-term creation of shareholder value because it focuses executive attention on share price as the primary measure of the Company’s overall performance. In 2010, the Board adopted and our shareholders approved, the 2010 Plan, which superseded the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the 2000 Plan). In 2013, our Compensation Committee awarded executive officers a combination of stock options, restricted shares and PSUs (in each case, as further described below). To determine the awards for each executive, the Compensation Committee performed a subjective evaluation of each executive’s performance and responsibilities, and also considered market pay survey data, relative pay among the Company’s executive officers and other factors (without assigning a specific weight to each factor). The evaluation of each executive’s performance and responsibilities was made with significant input from the Company’s Chief Executive Officer, and also factored in the future potential contribution from each executive according to the Company’s long term and emergency succession plan. In assessing the fiscal 2013 individual performances of Ms. Delly, Mr. Adam, and Mr. Barrow, the Compensation Committee noted that each gave exceptional focus on improving the Company’s net sales, net income, operating margin, and earnings per share, all in the face of difficult market conditions. In addition, under Ms. Delly’s leadership, the Company completed the strategic acquisitions of Suntron Corporation (two manufacturing facilities and approximately 500 employees) and the EMS segment of CTS Corporation (which included 5 manufacturing facilities and approximately 1,000 employees). Also under Ms. Delly’s leadership, the Company continued to improve the Company’s Quality Management System (QMS), which includes continuous improvement activities, such as lean manufacturing initiatives. Under Mr. Adam’s leadership as CFO, the Company managed its capital structure by repurchasing 2,092,650 shares at a cost of $41.2 million, and continued its expense reduction efforts, and maintained strong income from operations performance and proper internal controls and financial compliance. Mr. Adam also helped managed the recovery of insurance proceeds in connection with the Company’s losses related to the flooding of the Company’s facilities in Ayutthaya, Thailand. Under Mr. Barrow’s leadership, the Company successfully closed on the acquisitions of Suntron Corporation and the EMS segment of CTS Corporation, managed the recovery of insurance proceeds related to the Thailand flood, and managed the closure of the Company’s Brazil and Singapore operations. Mr. Barrow also successfully supervised the Company’s compliance programs, and effectively managed its risks related to several legal matters. Although our management recommended the number of shares to be covered by equity awards granted to employees, the Compensation Committee approved the grant of all equity awards and did not delegate the timing of such grants. Equity award grants to our Chief Executive Officer and other executive officers are not made automatically each year. The amount and terms of equity awards already held by an executive officer generally are not significant factors in the Compensation Committee’s determination of whether and how many equity awards should be granted to the executive officer.

Stock Options - The Compensation Committee grants stock options at not less than 100% of the fair market value of the Common Shares on the date of grant. Because stock options provide value only in the event of share price appreciation, our Compensation Committee believes these awards are, by their nature, performance-based and are an important component of our executive compensation program.

Restricted Shares or Restricted Stock Units (RSUs) - Long-term equity-based incentive compensation awards also include time-based awards which vest over four years, to improve retention of executives and to enable a steadily-growing ownership stake in the Company that encourages long-term strategic performance.

Performance-Based Restricted Stock Units (PSUs) - Our Compensation Committee believes the PSUs, which vest over four years subject to the achievement of measurable, absolute financial goals, enable management to build a meaningful ownership stake in the Company to encourage long-term strategic thinking and the avoidance of unnecessary or excessive risk taking. The financial goals were set by our Board, and in order to receive any payment, the Company is required to exceed the following fiscal 2013 thresholds: an annual revenue growth rate of 8%; operating income margins of 4.5%; and return on invested capital of 8.3%.

The long-term equity-based incentive compensation awards made in the first quarter of 2013 were evenly balanced, with approximately one-third of the total value awarded in stock options, restricted shares and PSUs, respectively.

Deferred Compensation Benefits

In order to attract and retain key employees the Company established the Benchmark Electronics, Inc. Deferred Compensation Plan (the Deferred Compensation Plan) which allows certain designated employees, including our Named Executive Officers, the opportunity to defer, on a pre-tax basis, their salary, bonus awards, and other specified compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a pre-determined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code and be administered as a nonqualified ‘‘top-hat’’ plan exempt from the substantive requirements of the Employee Retirement Income Security Act.

Retirement Benefits

All employees in the United States, including the executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (the Savings Plan). The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan and the Company provides matching cash contributions up to 4% of the employees’ eligible compensation. All contributions to the Savings Plan as well as any matching contributions are fully vested upon contribution.

Perquisites and Personal Benefits

The Company provides only minimal perquisites or other personal benefits to executive officers, consisting primarily of a portion of the cost of financial planning services, health club memberships and annual physical exams.

Other Matters

Share Ownership Guidelines

Our executive officers are subject to a share ownership requirement. During the term of his or her employment with the Company, our executive officers are expected to directly own Common Shares of the Company having a market value of at least (a) three times their annual base salary if he or she is President or Chief Executive Officer and (b) two times his or her annual base salary for all other executive officers. Our executive officers have not yet achieved this ownership requirement and are expected to retain 20% of the underlying shares of (a) each exercise of stock option grants and (b) each vesting of restricted share grants until such executive officer has achieved his or her respective ownership requirement.

Analysis of Compensation Risk

During 2013 our Compensation Committee conducted an analysis of potential risks posed by the Company’s compensation program, asking, in essence, whether the program might encourage the executive officers to take unnecessary or excessive risks, or whether the program might encourage the manipulation of reported earnings. As part of its analysis the Compensation Committee also considered mitigating factors and controls:

Component	Potential Risk	Mitigating Factors
Base Salary	Unsustainable fixed expense	Management of expenses and increases
	Retention challenges if too low	Periodic market surveys

Annual Incentive	Imprudent risk taking to	Internal financial controls
Plan	maximize short-term reported	Award limits
	financial results	Long-term incentive awards at risk
	Earnings manipulation	Share ownership guidelines
Tied to independently audited results

Long-Term	Imprudent risk taking to	Award limits
Equity-Based	maximize short-term stock price	Share ownership guidelines
Incentive Plans	Earnings manipulation	Long vesting periods
Internal financial controls
Independent audit

Health &	Unsustainable fixed expense	Management of expenses
Insurance Benefits	Retention challenges if too low	Periodic market surveys

Retirement Benefits	Unsustainable fixed expense	Management of expenses
(401k and Deferred	Retention challenges if too low	Limited non-qualified retirement benefits
Compensation Plans)	Legal compliance risks	Third party professional advisors
Periodic market surveys

Severance Plans	Unsustainable fixed expense	Limitations within employment,
severance and change of control
agreements
Award limits

Perquisites &	Unsustainable fixed expense	Management of expenses
Expatriate Benefits	Retention challenges if too low	Periodic market surveys

Based on its analysis the Compensation Committee determined that our compensation program is unlikely to motivate inappropriate risk-taking.

IRS Limits on Deductibility of Compensation

An income tax deduction under Section 162(m) of the Internal Revenue Code will generally be available for annual compensation in excess of $1 million paid to certain executive officers only if that compensation is ‘‘performance-based’’ and complies with certain other tax law requirements. Although our Compensation Committee considers deductibility issues when approving executive compensation elements, we believe that the other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility. Consequently, the Compensation Committee may make compensation decisions without regard to deductibility when it believes it is in the best interests of the Company and our shareholders to do so.

REPORT OF COMPENSATION COMMITTEE

Our executive compensation program is administered by the Compensation Committee, a committee of the Board composed of independent directors listed below this report. The Compensation Committee is responsible for recommending to the full Board the compensation of our Chief Executive Officer, determining the compensation of our other executive officers and administering our employee benefit plans. None of the members of the Compensation Committee has any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members. Our Compensation Committee operates under a written charter previously approved by the Board.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the CD&A) for the year ended December 31, 2013 with management. Based on such reviews and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement under Schedule 14A for the year ended December 31, 2013 for filing with the SEC and incorporation by reference into the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013.

SUBMITTED BY THE COMPENSATION COMMITTEE OF

THE COMPANY’S BOARD OF DIRECTORS

David W. Scheible, Chair

Michael R. Dawson

Bernee D. L. Strom

Clay C. Williams

COMPENSATION TABLES AND NARRATIVES

The following tables, narratives and footnotes describe the total compensation and benefits of our Chief Executive Officer and our other two executive officers for 2013 (our Named Executive Officers).

Summary Compensation Table

The following table sets forth information concerning the compensation and benefits of our Named Executive Officers during the fiscal years ended December 31, 2013, 2012 and 2011.

					Non-Equity	All Other
			Stock	Option	Incentive Plan	Compen-
Name and		Salary	Awards(1)	Awards(2)	Compensation(3)	sation(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
Gayla J. Delly	2013	$773,654	$1,163,234	$580,952	$773,654	$10,450	$3,301,944
President and Chief	2012	750,000	1,079,623	282,177	874,500	10,250	2,996,550
Executive Officer (PEO)(5)	2011	526,154	843,059	400,708	—	10,280	1,780,201

Donald F. Adam	2013	381,827	537,914	268,681	254,297	10,450	1,453,169
Chief Financial	2012	370,000	531,362	241,514	308,321	10,250	1,461,447
Officer (PFO)	2011	366,154	583,655	277,412	—	10,280	1,237,501

Kenneth S. Barrow	2013	347,885	252,629	126,197	231,691	10,450	968,852
General Counsel and	2012	337,308	233,942	86,320	281,078	10,250	948,898
Secretary(6)

(1)        The amounts reflect the aggregate grant date fair value of restricted stock and PSU grants pursuant to the Company’s equity awards plans during the fiscal years ended December 31, 2013, 2012 and 2011, respectively, computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Stock awards were valued using the closing market price of the Company’s Common Shares on the grant date. A portion of the awards listed above are subject to performance conditions, with the grant date fair value calculated for purposes of the Stock Awards column assuming a target level of achievement. Assuming the performance conditions will be achieved at a maximum level of 300% for grants in 2013, the grant date fair value of stock awards for each of our Named Executive Officers would be as follows:

Gayla J. Delly	$2,326,468
Donald F. Adam	$1,075,828
Kenneth S. Barrow	$505,259

The amounts do not reflect any of the awards that the Company attempted to grant to Ms. Delly in March 2012, but which were never granted, as described in “Compensation Tables and Narratives – Grants of Plan – Based Awards”.

(2)        The amounts reflect the aggregate grant date fair value of stock option grants pursuant to the Company’s equity awards plans during the fiscal years ended December 31, 2013, 2012 and 2011, respectively, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2013, 2012 and 2011 are included in footnote 1(m) to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission on February 28, 2014. The amounts do not reflect any of the awards that the Company attempted to grant to Ms. Delly in March 2012, but which were never granted, as described in “Compensation Tables and Narratives – Grants of Plan – Based Awards”.

(3)        The amounts shown in this column reflect cash incentive bonuses earned by our Named Executive Officers pursuant to the Company’s annual incentive compensation plans. The amounts include cash bonuses earned in year of service regardless of when paid.

(4)        For fiscal year ended December 31, 2013, the “All Other Compensation” column includes (a) $10,000 paid by the Company pursuant to the Company’s Savings Plan to each of our Named Executive Officers (under the Savings Plan, the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 100% of each participant’s elective contributions, to the extent that such elective contributions do not exceed 4% of such participant’s eligible compensation), and (b) payments by the Company of premiums of $450 for term life insurance on behalf of each of our Named Executive Officers.

(5)        Ms. Delly was promoted from President to President and Chief Executive Officer effective as of January 1, 2012.

(6)        Mr. Barrow became an executive officer effective as of January 1, 2012.

Employment Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. The agreements provide for annual base salaries, subject to increases from time to time as determined by the Compensation Committee. These agreements are automatically extended by successive one-year terms, unless terminated by the Company or the executive. Effective March 4, 2013, Ms. Delly’s annual base salary was $780,000, Mr. Adam’s annual base salary was $385,000 and Mr. Barrow’s annual base salary was $350,000.

In addition to annual base salaries, each employment agreement provides for payment of bonuses if the Company attains or exceeds its corporate performance goals which are specified each year by the Compensation Committee. A more detailed discussion of the corporate performance goals and these bonuses, including the percentage of base salary and the mechanism by which the bonuses are paid and determined by the Compensation Committee is set forth in “Compensation Discussion and Analysis—2013 Compensation — Annual Cash-Based Incentive Compensation”.

Each employment agreement also provides for severance payments if the applicable Named Executive Officer’s employment is terminated under certain qualifying circumstances. A more detailed discussion of the severance terms is set forth in “—Potential Payments Upon Termination or Change in Control”.

Each employment agreement contains restrictive covenants that prohibit the applicable Named Executive Officer from competing with the Company or soliciting its customers or service providers during the term of the employment agreement and for two years thereafter as well as a confidentiality covenant of indefinite length.

In addition to the restrictive covenants described in the preceding sentence, Ms. Delly may not, during her period of employment and for two years thereafter, make disparaging remarks about the Company, its subsidiaries or products and services or divert customers of the Company to its competitors.

Grants of Plan-Based Awards

The 2000 Plan and the 2010 Plan authorize the Company, upon recommendation of the Compensation Committee, to grant a variety of types of awards, including stock options, restricted shares, RSUs, stock appreciation rights, performance compensation awards, phantom stock awards and deferred share units, or any combination thereof, to any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company. Stock options are granted to employees with an exercise price equal to the market price of the Company’s Common Shares on the date of grant, generally vest over a four-year period from the date of grant, subject to the continued employment of the employee by the Company, and have a term of ten years. Restricted shares, RSUs and phantom stock awards granted to employees generally vest over a four-year period from the date of grant, subject to the continued employment of the employee by the Company. The 2000 Plan expired on February 16, 2010 and no additional grants can be made under that plan. The 2010 Plan was approved by the Company’s shareholders on May 18, 2010 and replaced the 2000 Plan. As of December 31, 2013, the Company had equity awards outstanding with respect to 3.5 million Common Shares under the Company’s 2000 and 2010 Plans, and 2.2 million additional common shares are available for issuance under the Company’s 2010 Plan.

As described in our 2013 proxy statement, on March 6, 2012 the Compensation Committee approved a grant to Ms. Delly of stock options to purchase 49,899 Common Shares at an exercise price of $16.03, 83,202 PSUs (assuming the performance conditions would have been achieved at a maximum level of 300%) and 27,734 RSUs. However, in the second quarter of fiscal year 2013, the Company determined that 45,430 options to purchase Common Shares, 75,750 PSUs (assuming the performance conditions would have been achieved at a maximum level of 300%) and 25,250 RSUs were not validly granted pursuant to the Company’s 2010 Incentive Plan because they exceeded the limit on the maximum aggregate number of Common Shares with respect to which awards may be granted to any individual participant in any fiscal year. Accordingly, the attempted grant of such awards was ineffective, and such awards were never granted under the 2010 Incentive Plan. All references in this proxy statement to Ms. Delly’s March 6, 2012 grant reflect only the awards that were validly granted under the 2010 Incentive Plan.

The following table sets forth information concerning grants of nonqualified stock option and restricted share awards to the Named Executive Officers during the fiscal year ended December 31, 2013 under the 2010 Plan, as well as estimated possible payouts under cash and equity incentive plans.

2013 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option		Grant Date
								Awards:	Awards:	Exercise or	Fair Value
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Shares of	Securities	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	Options (#)	($/Sh) )(3)	($)(4)
Gayla J. Delly	2/27/13	$387,601	$773,577	$1,547,385	—	33,484	100,452	—	—	—	$581,617
	2/27/13	—	—	—	—	—	—	33,484	—	—	$581,617
	2/27/13	—	—	—	—	—	—	—	63,492	$17.37	$580,952

Donald F.
Adam	2/27/13	$95,075	$286,370	$477,666	—	15,484	46,452	—	—	—	$268,957
	2/27/13	—	—	—	—	—	—	15,484	—	—	$268,957
	2/27/13	—	—	—	—	—	—	—	29,364	$17.37	$268,681

Kenneth S.
Barrow	2/27/13	$86,623	$260,914	$435,204	—	7,272	21,816	—	—	—	$126,315
	2/27/13	—	—	—	—	—	—	7,272	—	—	$126,315
	2/27/13	—	—	—	—	—	—	—	13,792	$17.37	$126,197

(1)        The information included in the “Threshold”, “Target” and “Maximum” columns represent the range of potential payout under the 2013 incentive compensation plan for Ms. Delly, Mr. Adam and Mr. Barrow adopted by the Compensation Committee in February 2013.

(2)        The information included in the “Threshold”, “Target” and “Maximum” columns represent the range of potential shares that may be earned in respect of PSUs granted under the 2013 incentive compensation plans for Ms. Delly, Mr. Adam and Mr. Barrow adopted by the Compensation Committee in February 2013. The number of PSUs that will ultimately be earned will not be determined until the end of the performance period, which is December 31, 2016. Shares earned will be proportionately increased in the event of attainment of performance goals at levels between “Threshold” and “Target” or “Target” and “Maximum”.

(3)        Represents closing market price of a share of the Company’s stock on option’s grant date.

(4)        The amounts shown in this column reflect the grant date fair value of the restricted share, PSU and stock option awards granted in 2013, as computed in accordance with FASB ASC Topic 718. The restricted share and PSU awards were valued using the closing market price of the Company’s Common Shares on the restricted share grant date. The stock option awards were valued using the Black-Scholes option-pricing model. Assumptions used in the Black-Scholes model are included in footnote 1(m) to the Company’s audited financial statements for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by our Named Executive Officers at December 31, 2013.

	Option Awards				Stock Awards
Equity
Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
							Number of	Value of
						Market	Unearned	Unearned
	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
Gayla J. Delly	37,500	—	$ 23.37	11/30/14
	45,000	—	$ 23.22	01/10/16
	30,000	—	$ 26.84	11/15/16
	30,000	—	$ 17.22	12/05/17
	60,000	—	$ 12.64	12/10/18
	55,000	—	$ 19.11	12/09/19
	19,191	19,191(1)	$ 18.57	03/02/21
	9,279	27,840(2)	$ 13.47	01/01/22
	1,117	3,352(3)	$ 16.03	03/06/22
	—	63,492(4)	$ 17.37	02/27/23
	—	—	—	—	74,537(5)	$1,720,314	95,786(6)	$2,210,741

Donald F. Adam	15,000	—	$ 23.37	11/30/14
	15,000	—	$ 23.22	01/10/16
	20,000	—	$ 26.84	11/15/16
	20,000	—	$ 17.22	12/05/17
	40,000	—	$ 12.64	12/10/18
	35,000	—	$ 19.11	12/09/19
	13,286	13,286(1)	$ 18.57	03/02/21
	7,556	22,671(3)	$ 16.03	03/06/22
	—	29,364(4)	$ 17.37	02/27/23
	—	—	—	—	35,773(5)	$825,641	47,773(6)	$1,102,601

Kenneth S.
Barrow	15,000	—	$ 28.10	05/09/16
	5,000	—	$ 26.84	11/15/16
	10,000	—	$ 17.22	12/05/17
	25,000	—	$ 12.64	12/10/18
	25,000	—	$ 19.11	12/09/19
	6,274	6,274(1)	$ 18.57	03/02/21
	3,250	9,750(3)	$ 16.03	03/06/22
	—	13,792(4)	$ 17.37	02/27/23
	—	—	—	—	16,456(5)	$379,804	21,990(6)	$507,529

(1)	Options granted March 2, 2011 with an exercise price of $18.57 will vest as follows, subject to the
	executive’s continued employment.
				Kenneth S.
	Vesting Date	Gayla J. Delly	Donald F. Adam	Barrow
	March 2, 2014	9,595	6,643	3,137
	March 2, 2015	9,596	6,643	3,137
		19,191	13,286	6,274

(2)	Options granted January 1, 2012 with an exercise price of $13.47 will vest as follows, subject to the
	executive’s continued employment.
	Vesting Date			Gayla J. Delly
	January 1, 2014			9,280
	January 1, 2015			9,280
	January 1, 2016			9,280
				27,840

(3)	Options granted March 6, 2012 with an exercise price of $16.03 will vest as follows, subject to the
	executive’s continued employment.
				Kenneth S.
	Vesting Date	Gayla J. Delly	Donald F. Adam	Barrow
	March 6, 2014	1,117	7,557	3,250
	March 6, 2015	1,117	7,557	3,250
	March 6, 2016	1,118	7,557	3,250
		3,352	22,671	9,750

(4)	Options granted February 27, 2013 with an exercise price of $17.37 will vest as follows, subject to the
	executive’s continued employment.
				Kenneth S.
	Vesting Date	Gayla J. Delly	Donald F. Adam	Barrow
	February 27, 2014	15,873	7,341	3,448
	February 27, 2015	15,873	7,341	3,448
	February 27, 2016	15,873	7,341	3,448
	February 27, 2017	15,873	7,341	3,448
		63,492	29,364	13,792

(5)	The following table provides the number of unvested restricted stock awards by vesting date held by our
	Named Executive Officers at December 31, 2013, subject to the executive’s continued employment.
				Kenneth S.
	Vesting Date	Gayla J. Delly	Donald F. Adam	Barrow
	January 1, 2014	9,280	—	—
	February 27, 2014	8,371	3,871	1,818
	March 2, 2014	5,675	3,929	1,855
	March 6, 2014	621	4,144	1,824
	January 1, 2015	9,280	—	—
	February 27, 2015	8,371	3,871	1,818
	March 2, 2015	5,675	3,929	1,856
	March 6, 2015	621	4,143	1,824
	January 1, 2016	9,280	—	—
	February 27, 2016	8,371	3,871	1,818
	March 6, 2016	621	4,144	1,825
	February 27, 2017	8,371	3,871	1,818
		74,537	35,773	16,456

(6)	This represents the number of shares that will be delivered assuming target level of performance. The
	number of PSUs that will ultimately be earned will not be determined until the end of the performance
	period, which is December 31, 2016, and may vary from as low as zero to as high as three times the
	target number.

2013 Option Exercises and Stock Vested Table

The following table sets forth information concerning exercises of stock options and vesting of restricted shares by our Named Executive Officers during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Gayla J. Delly	17,373	$32,274	18,325	$332,497
Donald F. Adam	16,874	$31,357	9,822	$181,146
Kenneth S. Barrow	—	$—	4,929	$92,845

Pension Benefits

None of our Named Executive Officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits.

Non-Qualified Deferred Compensation

The Deferred Compensation Plan allows certain designated employees, including our Named Executive Officers, to defer up to 75% of their base salary and up to 100% of their incentive bonus and other types of ‘‘compensation’’ (commission and such other cash compensation or equity compensation approved by the Compensation Committee) on a tax-deferred basis. Participants may receive matching contributions from the Company on certain of their deferrals. Some participants may also receive discretionary contributions made by the Company. Deferred amounts, together with any investment return (positive or negative) may be distributed either at a pre-determined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code and be administered as a nonqualified “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act.

	Executive	Registrant	Aggregate	Aggregate	Ending Balance
	Contributions in	Contributions in	Earnings in	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year(1)	Distributions	Year End
Name	($)	($)	($)	($)	($)
Gayla J. Delly	$180,288	$—	$61,265	$—	$582,930
Donald F. Adam	19,091	—	8,476	—	104,007
Kenneth S. Barrow	199,680	—	94,343	—	726,190

(1) These amounts are not considered above-market or preferential under SEC rules and therefore are not reported in the summary compensation table in this proxy statement.

Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements with each of our Named Executive Officers that will require the payment of severance by the Company if the applicable executive’s employment is terminated (i) by the Company without cause or (ii) by the executive for “good reason”. The severance to be paid to Messrs. Adam and Barrow is equal to the sum of (a) 100% of the executive’s annual base salary and (b) a prorated bonus for the year of termination, payable in lump sum six months after termination. In addition, the Company will pay to Messrs. Adam and Barrow an amount (grossed up for applicable taxes) sufficient to pay any excise taxes levied under Section 4999 of the Internal Revenue Code in conjunction with the severance payment and any other payments or benefits received by Messrs. Adam and Barrow in connection with a change in control of the Company. Under the employment agreements, “good reason” is generally defined as (i) a material diminution of the executive’s duties or responsibilities, (ii) a reduction in the executive’s base salary greater than ten percent (10%), or annual bonus or long-term incentive compensation opportunity, (iii) a change of control, but only if the executive terminates his employment, for any reason, within 90 days after the date of such change of control, or (iv) a material breach by the Company of any other provision of the employment agreements that is not cured after written notice by the executive.

In addition, the Company will provide Messrs. Adam and Barrow continuation of medical, dental, health and other welfare benefits for one year after the termination of employment. Additionally, the agreements provide payment of severance upon the executive’s death or disability, in an amount equal to 100% of the executive’s annual base salary plus a prorated bonus, in a lump sum payment six months after the date of termination. Upon a termination of employment for cause or retirement, the Named Executive Officers will only receive salary earned to the date of termination and benefits under the Company’s benefit plans that were vested as of the date of termination.

In the event that Ms. Delly’s employment pursuant to the Amended and Restated Employment Agreement effective January 1, 2012 (the Employment Agreement) is terminated by the Company without “cause” or by Ms. Delly for “good reason” (in each case, as defined in the Employment Agreement), Ms. Delly will be eligible to receive, subject to execution of a release of claims in favor of the Company and compliance with other conditions set forth in the Employment Agreement (1) a severance payment equal to two times (three times upon any such termination within 24 months of a “change in control” of the Company) the sum of (x) base salary at the rate in effect on the date of termination and (y) target bonus under the annual incentive compensation plan for the year in which termination occurs, payable in a lump sum within 60 days of the date of termination, (2) a pro-rated target annual bonus for the year in which termination occurs, and (3) 18 months’ continuation of group health insurance coverage, with the Company paying the portion of the premium costs that it would have paid if Ms. Delly had remained actively employed with the Company. The Employment Agreement also provides that, if payments and benefits provided to Ms. Delly thereunder along with other payments and benefits provided by the Company would collectively constitute “parachute payments” for purposes of the golden parachute excise tax provisions under Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced to an amount sufficient to avoid application of the golden parachute excise tax but only if the net after-tax amount received by Mr. Delly in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by Ms. Delly in respect of such payments and benefits as a result of such reduction.

Potential Payments under Involuntary Termination Without Cause, Termination for Good Reason and Termination Upon a Change in Control

The table below reflects the amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, termination by the executives for good reason and termination following a change of control in accordance with the employment agreements. The amounts shown assume that such termination was effective as of December 31, 2013, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The Named Executive Officers will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Savings Plan and the Deferred Compensation Plan, in which our Named Executive Officer participates. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not severance payments.

			Accelerated	Accelerated
	Lump Sum	Continuation	Vesting of	Vesting of	Golden
	Severance	of Insurance	Stock	Stock	Parachute	Total
Name	Payment(1)	Benefits(2)	Options(3)	Awards(4)	Excise Tax(5)	Payments
Gayla J. Delly	$3,900,000	$13,000	$—	$—	$—	$3,913,000	(6)
Gayla J. Delly - Change in Control	5,460,000	19,000	740,265	3,931,055	—	10,150,320	(6)
Donald F. Adam	639,297	13,000	—	—	—	652,297
Donald F. Adam - Change in Control	639,297	13,000	387,419	1,928,242	983,537	3,951,495
Kenneth S. Barrow	581,691	13,000	—	—	—	594,691
Kenneth S. Barrow - Change in Control	581,691	13,000	175,786	887,333	790,159	2,447,969

(1)        Payment based on executive’s annual base salary and cash incentive bonus as of December 31, 2013. The amounts do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

(2)        Estimated cost to the Company of providing medical, dental, health and other welfare benefits for 18 months for Ms. Delly and one year for Messrs. Adam and Barrow after the termination of employment based on average annual cost per employee.

(3)        The value of the accelerated vesting benefit equals (A) the number of shares as to which the in-the-money stock options would vest on an accelerated basis upon the occurrence of a change of control event, multiplied by (B) the difference between the closing price per share of the Company’s Common Shares on December 31, 2013 and the exercise price per share for the affected options.

(4)        The value of the accelerated vesting benefit equals (A) the number of restricted share, RSU and PSU awards that would vest on an accelerated basis upon the occurrence of a change of control event, multiplied by (B) the closing price per share of the Company’s Common Shares on December 31, 2013.

(5)        In the event of a change in control of the Company, we will pay Messrs. Adam and Barrow an additional payment (grossed up for applicable taxes) to reimburse any “golden parachute” excise taxes which they may owe under Section 4999 of the Internal Revenue Code in connection with their receipt of any payments or benefits in connection with the change of control. This column provides an estimate of these payments.

(6)        These payments and benefits are subject to reduction if receipt thereof triggers the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986. As indicated above, payments and benefits will be reduced to an amount sufficient to avoid application of the golden parachute excise tax to the extent that the net after-tax amount received by Ms. Delly in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by Ms. Delly in respect of such payments and benefits as a result of such reduction.

Potential Payments Upon Death or Disability

The amount of compensation payable to each Named Executive Officer’s estate upon the death or disability of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2013, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the executives’ estates upon their termination. The actual amounts to be paid can only be determined at the time of the executive’s separation from the Company.

	Lump Sum Payment	Lump Sum Payment
	Attributable to	Attributable to Cash
Name	Salary(1)	Incentive Bonus(1)
Gayla J. Delly	$—	$—
Donald F. Adam	385,000	254,297
Kenneth S. Barrow	350,000	231,691

(1)     Payment based on executive’s annual base salary and cash incentive bonus as of December 31, 2013. The amounts do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

Compensation of Directors

Employee directors have never received any additional compensation for serving on the Board above the compensation they received for serving as officers of the Company. For information regarding compensation programs with respect to our Named Executive Officers, see “Compensation Discussion and Analysis.”

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting non-employee director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Any changes to be made to non-employee director compensation practices must be recommended by the Compensation Committee for approval by the full Board.

The Compensation Committee annually reviews and evaluates the Company’s non-employee director compensation practices in relation to comparable companies. In 2011, the Compensation Committee obtained compensation analyses from the consultant, in performing this review. Based on these analyses, the Committee recommended and the Board approved revisions to non-employee director compensation and minimum share ownership requirement in 2011. Prior to May 2011, each independent non-employee director received a stock option to purchase up to 15,750 Common Shares upon the occurrence of the non-employee director’s election or reelection to the Board. All stock option awards to non-employee directors were fully vested upon the date of grant. Beginning in May 2011, all non-employee directors receive an annual equity award grant valued at $100,000 in the form of RSUs which vest quarterly over a one-year period from the grant date.

In addition, non-employee directors are subject to a minimum share ownership requirement. Within five years of May 2011 (or the date the director joined the Board, whichever is later), each non-employee director is required to directly own Common Shares of the Company with a market value of at least $180,000 (three times the Annual Board Retainer). All directors are in compliance with this ownership requirement.

Cash Compensation Paid to Non-Employee Directors

The following table shows non-employee director compensation as determined by the Board upon the recommendation of the Compensation Committee.

Annual Board Retainer(1)	$60,000
Annual Director Chair Retainer(1)	$60,000
Annual Audit Committee Chair Retainer(1)	$15,000
Annual Compensation Committee Chair Retainer(1)	$5,000
Annual Nominating/Corporate Governance Committee Chair Retainer(1)	$5,000
Payment per Board meeting attended	$1,000
Payment per Committee meeting attended	$1,000

(1) Payable quarterly.

The Company also reimburses its non-employee directors for their reasonable travel expenses in attending such meetings.

Equity-Based Compensation Program for Non-Employee Directors

On February 16, 2002, the Board of Directors adopted, and on May 13, 2002, the shareholders approved, the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the 2002 Plan) for the benefit of members of the Board who are not employees of the Company or its Affiliates (as defined in the 2002 Plan). The purpose of the 2002 Plan was to encourage ownership of the Company’s Common Shares by eligible non-employee directors of the Company, to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and to further align the interests of directors with the interests of shareholders of the Company. The 2002 Plan terminated in February 2012. The 2002 Plan was replaced by the 2010 Plan, and no additional grants may be made under the 2002 Plan. As of December 31, 2013, the Company had outstanding options with respect to 285,500 Common Shares under the 2002 Plan.

The equity awards granted in 2013 to non-employee directors were under the 2010 Plan and were in the form of RSUs. These awards vest in equal quarterly installments over a one year period, starting from the grant date. During 2013, 37,045 RSUs were granted to non-employee directors under the 2010 Plan.

2013 Director Summary Compensation Table

The following table summarizes the cash and equity compensation for non-employee directors during the fiscal year ended December 31, 2013. The Company did not grant any stock option awards to any of our non-employee directors during 2013  and none of our directors is covered by a non-equity incentive plan, a pension plan or a nonqualified deferred compensation plan; accordingly these columns have been omitted.

	Fees Earned or	Stock
	Paid in Cash	Awards(1)	Total
Name	($)	($)	($)
Michael R. Dawson	$97,000	$99,993	$196,993
Peter G. Dorflinger	127,000	99,993	226,993
Douglas G. Duncan	85,750	99,993	185,743
Kenneth T. Lamneck	17,000	90,685	107,685
David W. Scheible	83,250	99,993	183,243
Bernee D.L. Strom	82,750	99,993	182,743
Clay C. Williams	77,750	99,993	177,743

(1)        The amounts reflect the aggregate fair value of RSUs granted pursuant the 2010 Plan during the fiscal year ended December 31, 2013, computed in accordance with the provisions of FASB ASC Topic 718. The restricted stock unit awards were valued using the closing market price of the Company’s Common Shares on the grant date.

The following table sets forth information concerning stock options and RSU awards held by our non-employee directors as of December 31, 2013.

	Number of Securities	Number of Shares or
	Underlying	Units of Stock That
Name	Unexercised Options	Have Not Vested	Total
Michael R. Dawson	50,000	2,703	52,703
Peter G. Dorflinger	75,500	2,703	78,203
Douglas G. Duncan	50,000	2,703	52,703
Kenneth T. Lamneck	—	2,308	2,308
David W. Scheible	—	2,703	2,703
Bernee D.L. Strom	80,000	2,703	82,703
Clay C. Williams	30,000	2,703	32,703

PROPOSAL 2:  APPROVAL OF THE FIRST AMENDMENT TO THE BENCHMARK ELECTRONICS, INC. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN

General

Upon the recommendation of the Compensation Committee of the Board (the “Committee”), on February 13, 2014, the Board approved, subject to the approval of our shareholders, the First Amendment to the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan (which we refer to as the “2010 Plan”), and directed that it be submitted, with the Board’s recommendation, to the Company’s shareholders for approval at the Annual Meeting. The 2010 Plan was first approved by our shareholders on May 18, 2010. The 2010 Plan replaced the Benchmark Electronics, Inc. 2000 Stock Awards Plan (which we refer to as the “2000 Plan”), which expired on February 16, 2010. If shareholder approval for this proposal is not received, the 2010 Plan will not be amended, and will remain in place pursuant to its current terms and an increase in the number of authorized Common Shares available for issuance under the 2010 Plan will not be implemented.

We are requesting that shareholders approve the amendment of the 2010 Plan to include the following changes:

•         Increase the maximum number of Common Shares authorized for issuance under the 2010 Plan by an additional 3,070,000 shares. Under the terms of the 2010 Plan, the maximum number of shares may be increased to the extent that awards previously made under the 2000 Plan are forfeited following the date that the 2010 Plan was approved by our shareholders;

•         Increase the maximum aggregate number of Common Shares available to be granted under the 2010 Plan to any participant in any fiscal year from 200,000 to 500,000; and

•         Increase the maximum aggregate amount of cash and other property other than Common Shares that may be paid or delivered any participant in any fiscal year from $4,000,000 to $10,000,000.

Our fully-diluted capital structure as of December 31, 2013 consists of:

Shares of common stock	53,825,024
Shares of common stock issuable upon conversion of Preferred Stock	—
Fully-Diluted Common Stock Outstanding	53,825,024

The table below represents our potential overhang levels based on our fully-diluted common shares outstanding, as shown above, and our request of 3,070,000 additional shares to be available for awards pursuant to the 2010 Plan.

Potential Overhang with 3,070,000 Additional Shares:

Stock Options, RSUs and PSUs outstanding as of December 31, 2013	3,601,032
Shares available for grant under the 2010 Plan	2,177,871
Additional requested shares	3,070,000
Total Potential Dilution, or Overhang	8,848,903

Potential Dilution as a Percentage of Fully-Diluted Common Shares Outstanding	14.12%

The primary purpose of this proposal is to increase the number of authorized shares available under the 2010 Plan to a level that we believe will, on the basis of current assumptions, ensure than enough shares remain available for issuance under the 2010 Plan to fulfill the purposes of the 2010 Plan for the next several years. In 2011, in order to encourage long-term strategic thinking on the part of the Company’s management, the Committee began granting performance-based restricted stock units. The PSUs vest at the end of four years subject to the achievement of certain measurable, absolute financial goals. A target number of stock units are identified at the time of grant, and the maximum number of shares ultimately awarded to an employee may be up to three times the target number of stock units. With the addition of the annual PSU grant (and considering the maximum number of stock units that may be ultimately awarded) the number of Common Shares granted to Company executives under the 2010 plan annually has begun to approach the maximum aggregate number of Common Shares currently available to be granted under the 2010 Plan to any one participant in any fiscal year. The Committee’s independent compensation consultant, Pearl Meyer & Partners, provided analysis to the Committee and the Board regarding the number of additional Common Shares to reserve for issuance pursuant to the 2010 Plan and the proposed changes to the individual limits, and conducted a general review of the 2010 Plan with respect to current market practices. Our Board believes that this increase in Common Shares represents a reasonable amount of potential equity dilution and allows us to continue awarding equity incentives, which are an important component of our overall compensation program. The purpose of the changes to the individual limits under the 2010 Plan is to provide us with the ability to make market competitive awards with maximum flexibility.

Purpose of the 2010 Plan

The 2010 Plan is a flexible omnibus incentive compensation plan that allows us to use different forms of compensation awards to attract, retain and reward eligible participants under the 2010 Plan and strengthen the mutuality of interests between management and our shareholders. The purpose of the 2010 Plan is to promote the interests of the Company and our shareholders by (i) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (ii) enabling such individuals to participate in our long-term growth and financial success.

Set forth below is a summary of the 2010 Plan, as amended subject to shareholder approval of this proposal, which is qualified in its entirety by the specific language of the 2010 Plan, a copy of which is attached to the Company’s Registration Statement on Form S-8 as filed with the SEC on July 30, 2010, and the First Amendment to the 2010 Plan, a copy of which is attached to this proxy statement as Annex A.

Summary of the Plan

Types of Awards.  The 2010 Plan provides for the grant of options intended to qualify as incentive stock options (ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted share awards,  RSUs, performance compensation awards, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards.

Plan Administration.  The 2010 Plan is administered by the Committee or such other committee our Board designates to administer the 2010 Plan. Subject to the terms of the 2010 Plan and applicable law, the Committee has sole authority to administer the 2010 Plan, including, but not limited to, the authority to (1) designate participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of Common Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards, (4) determine the terms and conditions of any awards, (5) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Common Shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (7) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other awards, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (8) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2010 Plan and any instrument or agreement relating to, or award made under, the 2010 Plan, (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2010 Plan, (10) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (11) amend an outstanding award or grant a replacement award for an award previously granted under the 2010 Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such award to us or the participant differ from those consequences that were expected to occur on the date the award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated and (12) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2010 Plan.

Shares Available For Awards.  Subject to adjustment for changes in capitalization, the maximum aggregate number of Common Shares that may be delivered pursuant to awards granted under the 2010 Plan would be equal to (i) 5,000,000 shares plus an additional 3,070,000 shares, plus (ii) any shares with respect to awards granted under the 2000 Plan that are forfeited following the date that the 2010 Plan was approved by our shareholders (such sum, the Plan Share Limit), of which 2,500,000 Common Shares may be delivered pursuant to ISOs granted under the 2010 Plan. Subject to adjustment for changes in capitalization, (x) each Common Share with respect to which an option or stock-settled SAR is granted under the 2010 Plan would reduce the Plan Share Limit by one Common Share and (y) each Common Share with respect to which any other award denominated in Common Shares is granted under the 2010 Plan would reduce the Plan Share Limit by 1.53 Common Shares. Upon grant of a stock-settled SAR, each share with respect to which such stock-settled SAR is exercisable would be counted as one share against the Plan Share Limit, regardless of the number of Common Shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash would not reduce the Plan Share Limit. If any award granted under the 2010 Plan is (A) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Common Shares subject thereto, or (B) is settled other than by the delivery of Common Shares (including, without limitation, cash settlement), then, in the case of clauses (A) and (B), the number of Common Shares subject to such award that were not issued with respect to such award would not be treated as issued hereunder and the Plan Share Limit would be increased by the number of Common Shares by which the Plan Share Limit was reduced upon issuance of such award. Notwithstanding the foregoing, the Plan Share Limit would not be increased as a result of the surrender or tender of Common Shares in payment of the exercise price of an award or any taxes required to be withheld in respect of an award. Subject to adjustment as described below, (1) in the case of awards that are settled in Common Shares, the maximum aggregate number of Common Shares with respect to which awards may be granted to any participant in any fiscal year under the 2010 Plan would be 500,000 (each such share counting as one share for purposes of this clause (1)), and (2) in the case of awards that are settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that may be paid pursuant to awards granted to any participant in any fiscal year under the 2010 Plan would be equal to the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the number of Common Shares described in the preceding clause (1). In the case of all awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its fair market value) other than Common Shares that may be paid or delivered pursuant to awards under the 2010 Plan to any participant in any fiscal year would be equal to $10,000,000.

Changes in Capitalization.  In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the Common Shares, the Committee would make adjustments and other substitutions to awards under the 2010 Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our Common Shares or other similar corporate transactions, the Committee in its discretion would be permitted to make such adjustments and other substitutions to the 2010 Plan and awards under the 2010 Plan as it deemed appropriate or desirable.

Substitute Awards.  The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any Common Shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of Common Shares available for awards under the 2010 Plan, except that awards issued in substitution for ISOs would reduce the number of Common Shares available for ISOs under the 2010 Plan.

Source of Shares.  Any shares issued under the 2010 Plan would consist, in whole or in part, of authorized and unissued Common Shares or of treasury shares.

Eligible Participants. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or our affiliates is eligible to participate in the 2010 Plan. At the time the 2010 Plan was approved by our shareholders, the Company expected that awards would be generally limited to approximately 300 employees. The Company currently expects that awards will be generally limited to approximately 500 employees.

Stock Options.  The Committee would be permitted to grant both ISOs and NSOs under the 2010 Plan. The exercise price for options would not be less than the fair market value (as defined in the 2010 Plan) of Common Shares on the grant date. The Committee would not reprice any option granted under the 2010 Plan without the approval of our shareholders. All options granted under the 2010 Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. Under the 2010 Plan, all ISOs and NSOs may be eligible to qualify as “performance-based compensation” under Section 162(m) of the Code.

Unless otherwise provided in the applicable award agreement at the Committee’s discretion, options would vest and become exercisable with respect to 25% of the Common Shares subject to such options on each of the first four anniversaries of the grant date. Unless otherwise provided in the applicable award agreement at the Committee’s discretion, each option would expire upon the earlier of (a) the tenth anniversary of the date the option was granted and (b) (i) in the case of participants who are not directors, three months after the participant who was holding the option ceased to be an officer, employee or consultant for us or one of our affiliates or (ii) in the case of participants who are directors, two years after the participant who was holding the option ceased to be a director. The exercise price would be permitted to be paid (1) with cash (or its equivalent) or (2) in the sole discretion of the Committee, with previously acquired Common Shares or through delivery of irrevocable instructions to a broker to sell our Common Shares otherwise deliverable upon the exercise of the option (provided that there was a public market for our Common Shares at such time) or (3) any other method or combination of methods approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price plus taxes.

Stock Appreciation Rights.  The Committee would be permitted to grant SARs under the 2010 Plan. The exercise price for SARs would not be less than the fair market value (as defined in the 2010 Plan) of our Common Shares on the grant date. The Committee would not reprice any SAR granted under the 2010 Plan without the approval of our shareholders. Upon exercise of a SAR, the holder would receive cash, Common Shares, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a common share on the date of exercise of the SAR over the exercise price of the SAR. Under the 2010 Plan, all SARs may be eligible to qualify as “performance-based compensation” under Section 162(m) of the Code. Unless otherwise provided in the applicable award agreement at the Committee’s discretion, SARs would vest and become exercisable with respect to 25% of the Common Shares subject to such SARs on each of the first four anniversaries of the grant date. Subject to the provisions of the 2010 Plan and the applicable award agreement, the Committee would determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. No SAR granted under the 2010 Plan could be exercised more than 10 years after the date of grant.

Restricted Shares and Restricted Stock Units.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2010 Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one common share or have a value equal to the fair market value of one such share. Unless otherwise provided in the applicable award agreement at the Committee’s discretion, restricted shares and RSUs would vest and become exercisable with respect to 25% of the Common Shares subject to such restricted shares and RSUs on each of the first four anniversaries of the grant date. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, Common Shares, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a shareholder in respect of such restricted shares, including the right to vote and receive dividends. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, Common Shares, other securities, other awards or other property. However, holders of performance-based restricted shares and RSUs would be entitled to dividends and dividend equivalents, respectively, provided that (1) the performance goal(s) for the applicable performance period are achieved and (2) the performance formula as applied against such performance goal(s) determines that all or some portion of such award has been earned. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied in order for such restricted share or RSU to be granted or vest.

Performance Units.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, Common Shares or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, Common Shares, other securities, other awards or other property, provided that (i) the performance goal(s) for the applicable performance period are achieved and (ii) the performance formula as applied against such performance goal(s) determines that all of some portion of such award has been earned. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “Performance Compensation Awards” would be required to be satisfied.

Cash Incentive Awards.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Other Stock-Based Awards.  Subject to the provisions of the 2010 Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Performance Compensation Awards.  The Committee would be permitted to designate any award granted under the 2010 Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. In such event, awards designated as performance compensation awards would be subject to the following additional requirements:

•          Recipients of Performance Compensation Awards.  The Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period. The Committee would also determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award had been earned for the performance period.

•          Performance Criteria Applicable to Performance Compensation Awards.  The performance criteria would be limited to the following: (1) share price, (2) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization), (3) operating income, (4) earnings per share (including specified types or categories thereof), (5) cash flow (including specified types or categories thereof), (6) cash flow return on capital, (7) revenues (including specified types or categories thereof), (8) return measures (including specified types or categories thereof), (9) sales or product volume, (10) working capital, (11) gross or net profitability/profit margins, (12) objective measures of productivity or operating efficiency, (13) costs (including specified types or categories thereof), (14) budgeted expenses (operating and capital), (15) market share (in the aggregate or by segment), (16) level or amount of acquisitions, (17) economic value-added, (18) enterprise value, (19) book value and (20) customer satisfaction survey results. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee may, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

•          Modification of Performance Goals.  The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or its financial statements or the financial statements of any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

•         Requirements to Receive Payment for 162(m) Awards.   Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

•         Negative Discretion.   The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between us and a participant.

•         Limitations on Committee Discretion.   Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the 2010 Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•         Form of Payment.   Performance compensation awards (other than restricted shares, RSUs and other stock-based awards) would be payable in cash or in restricted shares, RSUs or fully vested shares of equivalent value and would be paid on the terms determined by the Committee in its discretion. Any restricted shares or RSUs would be subject to the terms of the 2010 Plan or any successor equity compensation plan and any applicable award agreement. The number of restricted shares, RSUs or fully vested shares that is equivalent in value to a particular dollar amount would be determined in accordance with a methodology specified by the Committee within the first 90 days of a plan year (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the 2010 Plan.  Subject to any applicable law or government regulation, to any requirement that must be satisfied if the 2010 Plan were intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the New York Stock Exchange, the 2010 Plan would be permitted to be amended, modified or terminated by our Board of Directors without the approval of our shareholders, except that shareholder approval would be required for any amendment that would (a) increase the maximum number of Common Shares available for awards under the 2010 Plan or increase the maximum number of Common Shares that could be delivered pursuant to ISOs granted under the 2010 Plan or (b) change the class of employees or other individuals eligible to participate in the 2010 Plan. Under these provisions, shareholder approval would not be required for all possible amendments that might increase the cost of the 2010 Plan. No modification, amendment or termination of the 2010 Plan that was adverse to a participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2010 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of us) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

Change of Control.  The 2010 Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of the Company, unless provision was made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•         any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control;

•         all performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and

•         all other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control would be defined to mean any of the following events, generally:

•         during any period of 24 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors;

•         consummation of certain mergers or consolidations of the Company with any other corporation following which the Company’s shareholders hold 50% or less of the combined voting power of the surviving entity;

•         the shareholders approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet; or

•         certain acquisitions by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 50%.

Term of the 2010 Plan.  No award would be permitted to be granted under the 2010 Plan after the tenth anniversary of the date the 2010 Plan was approved by the shareholders.

Certain Federal Tax Aspects of the 2010 Plan

The following summary describes the federal income tax treatment associated with options awarded under the 2010 Plan. The summary is based on the law as in effect on March 28, 2014. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.  Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a disqualifying disposition), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options.  An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Section 162(m).  Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit. Stock options that would be awarded under the 2010 Plan may be eligible for this performance-based exception.

Section 409A.  Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that would be awarded under the 2010 Plan are intended to be eligible for this exception.

If this proposal is not approved, the Company will no longer be able to grant equity awards after the date the common shares currently available under the 2010 Plan are exhausted, which we expect would occur prior to our 2015 Annual Meeting. This could have a detrimental effect on the Company’s ability to attract, retain and motivate directors, officers and employees.

Equity Compensation Plan Information

The following table provides information about stock option awards outstanding and our common shares available for future awards under all of our equity compensation plans as of December 31, 2013.

Number of Securities
	Number of Securities	Weighted-	Remaining Available
	to Be Issued Upon	Average	for Future Issuance
	Exercise of	Exercise Price	Under Equity
	Outstanding	of Outstanding	Compensation Plans
	Options,	Options,	(Excluding
	Warrants and	Warrants and	Securities Reflected
	Rights	Rights	in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by security holders	3,083,753	$19.79	2,177,871

Equity compensation plans not
approved by security holders	—	—	—
Total	3,083,753	$19.79	2,177,871

We had 2,177,871 shares remaining available for issuance under the 2010 Plan as of December 31, 2013.

New Plan Benefits

Awards to executive officers and other employees under the 2010 Plan are determined by the Committee in its discretion. Equity award grants to our executive officers and other employees are not made automatically each year. As a result, other than as described below, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

In February 2014, the Committee approved a future grant of stock options, RSUs and PSUs to Ms. Delly, our President and Chief Executive Officer, the ultimate grant being contingent upon shareholder approval of this proposal. Such awards are intended to replace the value of the stock options, restricted shares and PSUs granted in 2012 that the Company subsequently determined were not validly granted pursuant to the 2010 Plan because they exceeded the limit on the number of stock awards that may be granted to any individual participant within any fiscal year. For additional information, see the discussion in the “Compensation Discussion and Analysis – Compensation Tables and Narratives – Grants of Plan-Based Awards” section of this Proxy Statement.

The following New Plan Benefits table lists each person named in the Summary Compensation Table, all current executive officers as a group, all current directors (other than executive officers) as a group and all current employees (other than executive officers) as a group, indicating the aggregate number of determinable awards to be granted under the 2010 Plan, as amended subject to shareholder approval of this proposal, to each of the foregoing.

	Grant Date	Number of
Name and Principal Position	Fair Value ($)	Awards
Gayla J. Delly, President and Chief Executive Officer	$2,015,090(1)	(2)
Donald F. Adam, Chief Financial Officer	$—	—
Kenneth S. Barrow, General Counsel and Secretary	$—	—
All Current Executive Officers as a Group	$—	—
All Current Directors (other than Executive Officers) as a Group	$—	—
All Current Employees (other than Executive Officers) as a Group	$—	—

(1)     Represents the estimated grant date fair value of the stock options, RSUs and PSUs approved by the Committee in February 2014 to be granted to Ms. Delly, as described above, determined in accordance with FASB ASC Topic 718, without regard to estimated forfeitures, using the closing market price of the Company’s Common Shares as of December 31, 2013 and, in the case of the performance-based restricted units, assuming a target level of achievement. The stock options were valued using the Black-Scholes option-pricing model. The assumptions used in the Black-Scholes model included an expected term of 10 years, an expected volatility of 38%, a risk free interest rate of 2.918%, and a dividend yield of zero percent. The expected term of the options represents the estimated period of time until exercise and is based on historical experience, giving consideration to the contractual terms, vesting schedules and expectations of future plan participant behavior. Expected stock price volatility is based on the historical volatility of the Company’s Common Shares. The risk-free interest rate is based on the U.S. Treasury zero-coupon rates in effect at December 31, 2013 with an equivalent remaining term. The dividend yield reflects that the Company has not paid any cash dividends since inception and does not anticipate paying cash dividends in the foreseeable future. The exact grant date fair value of the awards that will be granted to Ms. Delly is dependent on the closing market price of our Common Shares on the grant date.

(2)     The exact number of stock options, RSUs, and PSUs that would be granted to Ms. Delly is dependent on the closing market price of our Common Shares on the grant date, and therefore cannot be determined as of the date of this Proxy Statement.

The following table lists each person named in the Summary Compensation Table, each director nominee, all current executive officers as a group, all current directors who are not executive officers as a group, each nominee for election as a director, each associate of the foregoing persons, each other person who has received or is to receive five percent or more of the aggregate options under the 2010 Plan, and all current employees (including all current officers who are not executive officers) as a group, indicating, as of December 31, 2013, the aggregate number of options granted under the 2010 Plan to each of the foregoing since the inception of the 2010 Plan in 2010. The fair market value of our common shares on December 31, 2013 was $23.08 per share.

	Options/SARs
	Granted	Weighted
	Under the 2010	Average
	Plan from	Exercise
Name and Principal Position	Inception	Price
Gayla J. Delly, President and Chief Executive Officer	143,462	$16.64
Donald F. Adam, Chief Financial Officer	86,163	$17.27
Kenneth S. Barrow, General Counsel and Secretary	39,340	$17.31

All Current Executive Officers as a Group (3 persons)	268,965	$16.94
All Current Directors (other than Executive Officers) as a Group (7 persons)	—	N/A
All Current Employees (other than Executive Officers) as a Group (224 persons)	684,227	$17.23

The following table sets forth the outstanding stock options and SARs as of December 31, 2013. In addition, as of such date there were outstanding a total of 496,732 unvested RSUs and shares of restricted stock.

OUTSTANDING AWARDS

(Shares in thousands)

		Weighted
		Average
		Remaining	Weighted
	Options / SARs	Contractual Life	Average Exercise
Range of Exercise Prices	Outstanding	in Years	Price
$6.50 – $10.00	1,920	1.7	$6.50
$10.01 – $15.00	329,600	5.5	$12.68
$15.01 – $20.00	1,562,354	6.7	$17.74
$20.01 – $25.00	780,379	1.7	$23.19
$25.01 – $30.00	409,500	2.8	$26.90
Total	3,083,753	4.8	$19.79

Required Vote

The affirmative vote of shares of our Common Shares representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 2.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR  PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board is seeking a shareholder advisory vote on the compensation of our Named Executive Officers. In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the Securities and Exchange Commission, we are providing our shareholders with an opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve or not approve our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

This say-on-pay vote is advisory only and not binding on the Company, the Compensation Committee or the Board. Although the vote is advisory, our Compensation Committee and Board value the opinions of our shareholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our Named Executive Officers.

Recommendation

The Board recommends that shareholders vote FOR  the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement is hereby APPROVED.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote FOR  the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

COMMON SHARE OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d‑3 under the Exchange Act, of Common Shares as of March 13, 2014, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, each director and nominee for director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group.

	Common Shares	Percentage of
	Beneficially	Outstanding
Beneficial Owners	Owned(1)	Common Shares

Gayla J. Delly	452,839(2)	(5)
3000 Technology Drive
Angleton, Texas 77515

Donald F. Adam	233,165(3)	(5)
3000 Technology Drive
Angleton, Texas 77515

Kenneth S. Barrow	125,400(4)	(5)
3000 Technology Drive
Angleton, Texas 77515

Michael R. Dawson	78,143(6)	(5)
16 St. Christopher Court
Sugar Land, Texas 77479

Peter G. Dorflinger	125,143(7)	(5)
One Carolane Trail
Houston, Texas 77024

Douglas G. Duncan	66,043(8)	(5)
3589 Classic Drive South
Memphis, Tennessee 38125

Kenneth T. Lamneck	3,461	(5)
6820 S. Harl Ave.
Tempe, Arizona 85283

David W. Scheible	17,980(9)	(5)
814 Livingston Court
Marietta, Georgia 30067

Bernee D.L. Strom	92,093(10)	(5)
5505 Lake Washington Blvd., N.E. #3B
Kirkland, Washington 98033

Clay C. Williams	58,143(11)	(5)
7909 Parkwood Circle Drive
Houston, Texas 77036

Directors and executive officers as a group (10 persons)	1,252,410(12)	2.3%

	Common Shares	Percentage of
	Beneficially	Outstanding
Beneficial Owners	Owned(1)	Common Shares

BlackRock Inc.	5,529,267(13)(14)	10.2%
40 East 52nd Street
New York, New York 10022

Royce & Associates, LLC	4,964,700(13)(15)	9.2%
745 Fifth Avenue
New York, New York 10151

Dimensional Fund Advisors LP	4,741,903(13)(16)	8.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

Franklin Resources, Inc.	3,512,419(13)(17)	6.5%
One Franklin Parkway
San Mateo, California 94403

Vanguard Group, Inc.	3,395,767(13)(18)	6.3%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

(1)        Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the Common Shares listed, subject to community property laws.

(2)        Includes (i) 322,952 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and (ii) 25,477 shares of restricted stock, of which Ms. Delly has voting power but not dispositive power.

(3)        Represents (i) 187,383 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and (ii) 12,216 shares of restricted stock, of which Mr. Adam has voting power but not dispositive power.

(4)        Represents (i) 99,359 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and (ii) 5,505 shares of restricted stock, of which Mr. Barrow has voting power but not dispositive power.

(5)        Less than 1%.

(6)        Includes 50,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and 1,352 Common Shares that will be acquired upon the vesting of RSUs that will become exercisable within 60 days of March 13, 2014.

(7)        Includes 65,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and 1,352 Common Shares that will be acquired upon the vesting of RSUs that will become exercisable within 60 days of March 13, 2014.

(8)        Includes 50,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and 1,352 Common Shares that will be acquired upon the vesting of RSUs that will become exercisable within 60 days of March 13, 2014.

(9)        Includes 1,352 Common Shares that will be acquired upon the vesting of RSUs that will become exercisable within 60 days of March 13, 2014.

(10)      Includes 65,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and 1,352 Common Shares that will be acquired upon the vesting of RSUs that will become exercisable within 60 days of March 13, 2014.

(11)      Includes 30,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and 1,352 Common Shares that will be acquired upon the vesting of RSUs that will become exercisable within 60 days of March 13, 2014.

(12)      Includes 869,694 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 13, 2014 and 9,266 Common Shares that will be acquired upon the vesting of RSUs that will become exercisable within 60 days of March 13, 2014.

(13)      Based solely on information filed with the SEC.

(14)      The Company has been advised in a Schedule 13G filing dated as of January 8, 2014 as follows with respect to these shares: (i) BlackRock, Inc. has sole power to vote or to direct the vote of 5,327,128 shares and sole power to dispose or to direct the disposition of 5,529,267 shares and (ii) BlackRock, Inc. holds such shares in its capacity as investor advisor.

(15)      The Company has been advised in a Schedule 13G filing dated as of January 6, 2014 as follows with respect to these shares: (i) Royce & Associates, LLC has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 4,964,700 shares and (ii) Royce & Associates, LLC holds such shares in its capacity as investor advisor.

(16)      The Company has been advised in a Schedule 13G filing dated as of February 10, 2014 as follows with respect to these shares: (i) Dimensional Fund Advisors LP has sole power to vote or to direct the vote of 4,692,018 shares and sole power to dispose or to direct the disposition of 4,741,903 shares and (ii) Dimensional Fund Advisors LP holds such shares in its capacity as investor advisor.

(17)      The Company has been advised in a Schedule 13G filing dated as of February 4, 2014 as follows with respect to these shares: (i) Franklin Advisory Services, LLC has sole power to vote or to direct the vote of 3,322,519 shares and sole power to dispose or to direct the disposition of 3,512,419 shares and (ii) Franklin Advisory Services, LLC holds such shares in its capacity as investor advisor and other. According to the filed Schedule 13G, Charles B. Johnson and Rupert H. Johnson Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources Inc. and could therefore be deemed as beneficial owners of the reported shares.

(18)      The Company has been advised in a Schedule 13G filing dated as of February 6, 2014 as follows with respect to these shares: (i) Vanguard Group, Inc. has sole power to vote or to direct the vote of 85,498 shares, shared power to dispose or to direct the disposition of 82,198 shares and sole power to dispose or to direct the disposition of 3,313,569 shares and (ii) Vanguard Group, Inc. holds such shares in its capacity as investor advisor.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, for the fiscal year beginning January 1, 2013 and ending December 31, 2013 all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten‑percent beneficial owners were satisfied in a timely manner.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed KPMG LLP as the independent public accounting firm of the Company for the year ending December 31, 2014. The shareholders will be asked to ratify the appointment of KPMG LLP at the Meeting. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. Representatives of KPMG LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR  THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee of the Board is responsible for providing independent, objective oversight of management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls). The Audit Committee operates under a written charter, previously approved by the Board. The Audit Committee met twelve times during 2013 and each member attended at least 75% of the meetings during the period in which he was a member of such committee. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee and our internal auditors, and our independent registered public accounting firm, KPMG LLP.

Management is responsible for the Company’s internal controls and financial reporting process. In carrying out its oversight responsibilities, the Audit Committee has sole authority for selection and retention of the Company’s independent accountants, subject to annual shareholder ratification. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management, our internal auditor and KPMG LLP to review and discuss the December 31, 2013 audited financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent accountants the matters required by the Public Company Accounting Oversight Board (PCAOB) rules. The Audit Committee also received written disclosures and the letter from the independent accountants required by the PCAOB rules regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants that firm’s independence.

The Audit Committee currently is composed of five non-employee directors, each of whom is an “independent director” under the rules of the NYSE governing the qualifications of the members of audit committees. Mr. Dawson qualifies as an “audit committee financial expert” under the rules of the SEC. Please see the information under the caption “Nominees for Election” for Mr. Dawson’s financial experience.

Based upon the Audit Committee’s review of the audited consolidated financial statements, discussions with management, our internal auditor and the independent accountants, and the Audit Committee’s review of the representations of management and discussions with the independent accountants as set forth above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014.

The following table presents fees for professional services provided by KPMG LLP for 2013 and 2012, all of which were pre-approved by the Audit Committee.

	2013	2012
Audit Fees (1)	$1,789,613	$1,620,360
Audit-Related Fees(2)	13,333	13,333
Tax Fees(3)	276,905	232,984
All other fees(4)	—	—
Total fees	$2,079,851	$1,866,677

(1) Includes fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2013 and 2012, the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the years ended December 31, 2013 and 2012, the audit of the Company’s effectiveness of internal control over financial reporting, statutory audits required internationally and services rendered by KPMG LLP related to regulatory filings with the Securities and Exchange Commission.

(2) Includes fees billed for professional services rendered by KPMG LLP for agreed upon procedures.

(3) Includes fees billed for professional services rendered by KPMG LLP for domestic and international income tax planning, compliance, and tax work related to foreign entity statutory audits.

(4) There were no other fees billed by KPMG LLP for other professional services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a specific policy for pre-approval of services to be provided by the Company’s independent registered public accounting firm. Under the policy, in addition to the annual audit engagement terms and fees, the Audit Committee pre-approves specific types of audit, audit-related, tax and non-audit services to be performed by the independent registered public accounting firm throughout the year, as well as fee ranges for each specific service, based on the Audit Committee’s determination that the provision of the services would not be likely to impair the accounting firm’s independence. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The pre-approval is effective for 12 months from the date of pre-approval, unless the Audit Committee specifically approves the provision of such services for a different period. The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members to ensure prompt handling of unexpected matters, with such delegated pre-approvals to be reported to the Audit Committee at its next meeting. The policy also contains a list of prohibited non-audit services and requires that the independent registered public accounting firm ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee or its designee.

The Audit Committee of the Company’s Board has considered whether the services provided by KPMG LLP as they related to other non-audit services are compatible with maintaining the accounting firm’s independence. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of KPMG LLP as the Company’s registered public accounting firm.

SUBMITTED BY THE AUDIT COMMITTEE OF

THE COMPANY’S BOARD OF DIRECTORS

Michael R. Dawson, Chair

Peter G. Dorflinger

Douglas G. Duncan

Kenneth T. Lamneck

David W. Scheible

EXPENSES OF SOLICITATION

The cost of soliciting proxies on behalf of the Board will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations and no additional compensation will be paid to such individuals. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and will reimburse them for their reasonable forwarding expenses.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

In order for proposals submitted by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company’s proxy statement and form of proxy relating to the 2015 Annual Meeting of the Shareholders, such proposals must be received at the Company’s principal executive offices no later than November 28, 2014. A shareholder choosing not to use the procedures established in Rule 14a-8 but wishing to submit a proposal at the Company’s 2015 Annual Meeting of the Shareholders must deliver the proposal at the Company’s principal executive offices no later than January 27, 2015.

INTERNET AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT

This Proxy Statement and the Company’s 2013 Annual Report are available at http://www.bench.com/viewer/InvestorRelations/Pages/Annual-Reports.aspx.

FORM 10-K

A copy of our 2013 Annual Report to Shareholders, which excludes exhibits, but includes our financial statements for fiscal year 2013, is enclosed with this Proxy Statement. The Company’s Annual Report on Form 10-K, including all exhibits, has been filed with the SEC. Upon payment of the Company’s reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to Investor Relations, Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to act promptly to vote your shares.

By order of the Board of Directors,

/s/ Kenneth S. Barrow
Kenneth S. Barrow
General Counsel and Secretary

BENCHMARK ELECTRONICS, INC.

PROXY STATEMENT

ANNEX A

FIRST AMENDMENT TO THE BENCHMARK ELECTRONICS, INC.

2010 OMNIBUS INCENTIVE COMPENSATION PLAN

This First Amendment (this “Amendment”) to the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”) is effective as of May [  ], 2014.

WHEREAS, in accordance with Section 7(a) of the Plan, the board of directors (the “Board”) of Benchmark Electronics, Inc. (the “Company”) may, subject to the approval of the stockholders of the Company, amend the Plan to increase the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan;

WHEREAS, the Board adopted resolutions on February 13, 2014 approving, subject to the approval of the stockholders of the Company, a proposal to (i) increase the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan to any Participant in any fiscal year of the Company from 200,000 to 500,000 and (ii) increase the maximum aggregate amount of cash and other property other than Shares (or cash based on the Fair Market Value of a Share) that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company from $4,000,000 to $10,000,000 (the “Proposal”);

WHEREAS, on May [  ], 2014, in accordance with the rules of the New York Stock Exchange and the Bylaws of the Company, the stockholders of the Company approved the Proposal by the affirmative vote of a majority of the shares of the Company’s common stock represented at the annual meeting of stockholders of the Company;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                   Amendments.   (a) Section 4(a) of the Plan are hereby amended and restated in its entirety as follows:

“SECTION 4.  Shares Available for Awards; Cash Payable Pursuant to Awards.  (a) Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to (i) 5,000,000 plus an additional 3,070,000 , plus (ii) any Shares with respect to awards granted under the Prior Plan that are forfeited following the date that the Plan is approved by the Company’s shareholders (such sum, the “Plan Share Limit”), of which 2,500,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan. Subject to adjustment as provided in Section 4(b), (x) each Share with respect to which an Option or stock-settled SAR is granted under the Plan shall reduce the Plan Share Limit by one Share and (y) each Share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the Plan Share Limit by 1.53 Shares. Upon grant of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercisable shall be counted as one Share against the Plan Share Limit, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash shall not reduce the Plan Share Limit. If any Award granted under the Plan is (A) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (B) is settled other than by the delivery of Shares (including, without limitation, cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued hereunder and the Plan Share Limit shall be increased by the number of Shares by which the Plan Share Limit was reduced upon issuance of such Award. Notwithstanding the foregoing, the Plan Share Limit shall not be increased as a result of the surrender or tender of Shares to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award. Subject to adjustment as provided in Section 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 500,000 (each such Share counting as one Share for purposes of this clause (1)), and (2) in

A-1

the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (1). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $10,000,000.”

(b) Upon execution of this Amendment, the Plan shall be deemed to be amended and modified accordingly, and all references to the Plan in such document shall be read to include the Plan as amended and modified by this Amendment.

2.                   The Plan.  Except as specifically amended hereby, all of the terms and other provisions of the Plan are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms on the date hereof. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Plan.

3.                   Headings.   The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this amendment as of the date first written above.

by
Name:
Title:

A-2

BENCHMARK ELECTRONICS, INC.

3000 TECHNOLOGY DR.
ANGLETON, TX 77515

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of informa ion up until 11:59 P.M. Eastern Time the day before he cut-off date or mee ing date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time he day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Michael R. Dawson　02 Gayla J. Delly　03 Peter G. Dorflinger　04 Douglas G. Duncan　05 Kenneth T. Lamneck
06 David W. Scheible　07 Bernee D. L. Strom　08 Clay C. Williams

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
3	Board proposal regarding an advisory vote on named executive officer compensation.	☐	☐	☐
4	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]　Date　　Signature (Joint Owners)　Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

BENCHMARK ELECTRONICS, INC.
Annual Meeting of Shareholders
May 7, 2014 9:00 AM
This proxy is solicited by the Board of Directors

The 2014 Annual Meeting of Shareholders of Benchmark Electronics, Inc. (the "Company") will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas on Wednesday, May 7, 2014, beginning at 9:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated March 28, 2014, accompanying this proxy.

The undersigned hereby appoints Peter G. Dorflinger, Gayla J. Delly, and Donald F. Adam, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all common shares, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise act on behalf of the undersigned at the 2014 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR D RECTOR NAMED HEREIN TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2015 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THE R SUCCESSORS ARE DULY ELECTED AND QUALIF ED, FOR THE APPROVAL OF THE F RST AMENDMENT TO THE BENCHMARK ELECTRONICS, INC. 2010 OMN BUS INCENTIVE COMPENSATION PLAN, FOR THE RESOLUTION APPROVING THE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2013 AS DISCLOSED IN THIS PROXY STATEMENT, AND FOR THE RAT FICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNT NG F RM OF THE COMPANY FOR THE YEAR END NG DECEMBER 31, 2014.

Continued and to be signed on reverse side